Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA February 2022 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Jr. Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Statement of Use and Preparation This Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Each QP consents to the inclusion in this report of the matters based on their information in the form and context in which it appears. Certain information set forth in this report contains “forward-looking information”, including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2021, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 15, 2022

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Table of Contents 1 Executive Summary .................................................................................................................... 1 1.1 Property Description ..................................................................................................... 1 1.2 Ownership ..................................................................................................................... 2 1.3 Ownership ..................................................................................................................... 2 1.4 Geology ......................................................................................................................... 2 1.5 Exploration Status ......................................................................................................... 3 1.6 Operations and Development ....................................................................................... 3 1.7 Mineral Resource .......................................................................................................... 4 1.8 Mineral Reserve ............................................................................................................ 5 1.9 Capital Summary ........................................................................................................... 6 1.10 Operating Costs ............................................................................................................. 7 1.11 Economic Evaluation ..................................................................................................... 9 1.11.1 Discounted Cash Flow Analysis ...................................................................... 11 1.11.2 Sensitivity Analysis ......................................................................................... 11 1.12 Permitting ................................................................................................................... 12 1.13 Conclusion and Recommendations .............................................................................. 12 2 Introduction ............................................................................................................................. 13 2.1 Registrant and Terms of Reference ............................................................................. 13 2.2 Information Sources .................................................................................................... 13 2.3 Personal Inspections ................................................................................................... 14 3 Property Description ................................................................................................................ 14 3.1 Location ...................................................................................................................... 14 3.2 Titles, Claims or Leases ................................................................................................ 14 3.3 Mineral Rights ............................................................................................................. 15 3.4 Encumbrances ............................................................................................................. 15 3.5 Other Risks .................................................................................................................. 15 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography ............................... 15 4.1 Topography, elevation, and Vegetation ....................................................................... 15 4.2 Access and Transport .................................................................................................. 16 4.3 Proximity to Population Centers .................................................................................. 16 4.4 Climate and Length of Operating Season ..................................................................... 16 4.5 Infrastructure .............................................................................................................. 17 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 5 History ...................................................................................................................................... 17 5.1 Previous Operation ..................................................................................................... 17 5.2 Previous Exploration ................................................................................................... 17 6 Geological Setting, Mineralization and Deposit ....................................................................... 18 6.1 Regional, Local and Property Geology ......................................................................... 18 6.2 Mineralization ............................................................................................................. 18 6.3 Deposits ...................................................................................................................... 20 7 Exploration ............................................................................................................................... 21 7.1 Nature and Extent of Exploration ................................................................................ 21 7.2 Drilling Procedures ...................................................................................................... 23 7.3 Hydrology .................................................................................................................... 23 7.4 Geotechnical Data ....................................................................................................... 24 8 Sample Preparation Analyses and Security .............................................................................. 24 8.1 Prior to Sending to the Lab .......................................................................................... 24 8.2 Lab Procedures............................................................................................................ 25 9 Data Verification ...................................................................................................................... 25 9.1 Procedures of Qualified Person ................................................................................... 25 9.2 Limitations .................................................................................................................. 26 9.3 Opinion of Qualified Person ........................................................................................ 26 10 Mineral Processing and Metallurgical Testing .......................................................................... 26 10.1 Testing Procedures ...................................................................................................... 26 10.2 Relationship of Tests to the Whole .............................................................................. 27 10.3 Lab Information ........................................................................................................... 27 10.4 Relevant Results .......................................................................................................... 27 11 Mineral Resource Estimates ..................................................................................................... 28 11.1 Assumptions, Parameters and Methodology ............................................................... 28 11.1.1 Geostatistical Analysis ................................................................................... 30 11.2 Resources Exclusive of Reserves .................................................................................. 33 11.2.1 Initial Economic Assessment .......................................................................... 34 11.3 Qualified Person’s Estimates ....................................................................................... 35 11.4 Qualified Person’s Opinion .......................................................................................... 36 12 Mineral Reserve Estimates ....................................................................................................... 37 12.1 Assumptions, Parameters and Methodology ............................................................... 37 12.2 Mineral Reserves ......................................................................................................... 38 12.2.1 Surface Reserves ............................................................................................ 39

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 3 12.2.2 Underground Reserves .................................................................................. 41 12.3 Qualified Person’s Estimates ....................................................................................... 42 12.4 Qualified Person’s Opinion .......................................................................................... 43 13 Mining Methods ....................................................................................................................... 43 13.1 Geotech and Hydrology ............................................................................................... 43 13.2 Production Rates ......................................................................................................... 43 13.3 Mining Related Requirements ..................................................................................... 45 13.3.1 Underground ................................................................................................. 45 13.4 Required Equipment and Personnel ............................................................................ 45 13.4.1 Underground Mines ....................................................................................... 45 13.4.2 Surface Mines ................................................................................................ 48 14 Processing and Recovery Methods ........................................................................................... 51 14.1 Description or Flowsheet............................................................................................. 51 14.2 Requirements for Energy, Water, Material and Personnel ........................................... 53 15 Infrastructure ........................................................................................................................... 53 16 Market Studies ......................................................................................................................... 56 16.1 Market Description ..................................................................................................... 56 16.2 Price Forecasts ............................................................................................................ 57 16.3 Contract Requirements ............................................................................................... 57 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals ....................................................................................................................... 58 17.1 Results of Studies ........................................................................................................ 58 17.2 Requirements and Plans for Waste Disposal ................................................................ 58 17.3 Permit Requirements and Status ................................................................................. 59 17.4 Local Plans, Negotiations or Agreements ..................................................................... 62 17.5 Mine Closure Plans ...................................................................................................... 62 17.6 Qualified Person’s Opinion .......................................................................................... 62 18 Capital and Operating Costs ..................................................................................................... 62 18.1 Capital Cost Estimate................................................................................................... 62 18.2 Operating Cost Estimate .............................................................................................. 64 19 Economic Analysis .................................................................................................................... 66 19.1 Economic Evaluation ................................................................................................... 66 19.1.1 Introduction................................................................................................... 66 19.1.2 Cash Flow Summary ....................................................................................... 71 19.1.3 Discounted Cash Flow Analysis ...................................................................... 72 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 4 19.1.4 Sensitivity Analysis ......................................................................................... 73 20 Adjacent Properties.................................................................................................................. 74 20.1 Information used ......................................................................................................... 74 21 Other Relevant Data and Information ...................................................................................... 74 22 Interpretation and Conclusions ................................................................................................ 74 22.1 Conclusion................................................................................................................... 74 22.2 Risk Factors ................................................................................................................. 74 22.2.1 Governing Assumptions ................................................................................. 75 22.2.2 Limitations ..................................................................................................... 76 22.2.3 Methodology ................................................................................................. 76 22.2.4 Development of the Risk Matrix .................................................................... 77 22.2.5 Categorization of Risk Levels and Color Code Convention .............................. 79 22.2.6 Description of the Coal Property .................................................................... 79 22.2.7 Summary of Residual Risk Ratings .................................................................. 80 22.2.8 Risk Factors .................................................................................................... 80 23 Recommendations ................................................................................................................... 87 24 References................................................................................................................................ 87 25 Reliance on Information Provided by Registrant ..................................................................... 88 FIGURES (IN REPORT) Figure 1-1: Alpha’s MWVS Business Unit Property Location Map ........................................................ 2 Figure 1-2: Projected Capital Expenditures – Consolidated MWVS Business Unit ................................ 7 Figure 1-3: MWVS Business Unit Operating Costs ................................................................................ 8 Figure 1-4: Sensitivity of NPV ............................................................................................................ 12 Figure 6-1: MWVS- Workman Creek Stratigraphic Column ............................................................... 19 Figure 6-2: MWVS-Kingston Stratigraphic Column ............................................................................ 20 Figure 7-1: MWVS Cross-Section ....................................................................................................... 22 Figure 11-1: Histogram of the Total Seam Thickness for the Little Eagle Seam Present in the MWVS Business Unit ................................................................................................................... 31 Figure 11-2: Scatter plot of the Total Seam Thickness for the Little Eagle Seam Present in the MWVS Business Unit ................................................................................................................... 31 Figure 11-3: Variogram of the Total Seam Thickness for the Little Eagle Seam Present in the MWVS Business Unit ................................................................................................................... 32 Figure 11-4: Result of DHSA for the Little Eagle Seam Present in the MWVS Business Unit ................ 33 Figure 11-5: Results of Initial Economic Assessment .......................................................................... 35 Figure 13-1: Workman Creek Surface Mine and Permit Areas Aerial View ......................................... 48 Figure 13-2: Kingston Surface Mine Permit Areas Aerial View ........................................................... 50 Figure 14-1: MWVS Kingston Preparation Plant and Refuse Area ..................................................... 52

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 5 Figure 14-2: MWVS Kingston Preparation Plant and Refuse Area (Zoomed-In View) ........................ 53 Figure 15-1: MWVS Kingston Preparation Plant & Surface Facilities .................................................. 54 Figure 15-2: MWVS Pax Loadout Surface Facilities ........................................................................... 55 Figure 15-3: MWVS Workman Creek Surface Facilities ...................................................................... 55 Figure 15-4: Workman Creek Coal Handling Facility .......................................................................... 56 Figure 18-1: Projected Capital Expenditures – Consolidated MWVS Operations ................................ 63 Figure 18-2: MWVS Business Unit Operating Costs ............................................................................ 65 Figure 19-1: Projection of Sales Tons ................................................................................................. 67 Figure 19-2: Consolidated Annual Revenue ....................................................................................... 68 Figure 19-3: Revenue, Cash Costs, and EBITDA .................................................................................. 69 Figure 19-4: Annual EBITDA ............................................................................................................... 70 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) ............................................................... 72 Figure 19-6: Sensitivity of NPV .......................................................................................................... 73 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2021 ............................................................ 4 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021 ....................... 5 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ............................................................ 9 Table 1-4: Project Cash Flow Summary (000) ..................................................................................... 10 Table 11-1: General Reserve & Resource Criteria .............................................................................. 29 Table 11-2: DHSA Results Summary for Radius from a Central Point ................................................. 33 Table 11-3: Results of Initial Economic Assessment ........................................................................... 35 Table 11-4: Coal Resources Summary as of December 31, 2021 ........................................................ 36 Table 12-1: Workman Creek Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021 ................................................................................................................................ 39 Table 12-2: Kingston Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021 ..... 40 Table 12-3: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021 ................... 42 Table 13-1: MWVS Business Unit Underground Mine Production Schedule (x 1,000 Saleable Tons) .. 44 Table 13-2: MWVS Business Unit Surface Mine Production Schedule (x 1,000 Saleable Tons) ........... 44 Table 13-3: MWVS Business Unit Highwall Mine Production Schedule (x 1,000 Saleable Tons) ......... 45 Table 16-1: Quality Specifications...................................................................................................... 56 Table 16-2: Price Forecasts ................................................................................................................ 57 Table 17-1: MWVS Refuse Disposal Summary* .................................................................................. 59 Table 17-2: MWVS Mining Permits .................................................................................................... 61 Table 18-1: Summary of Capital Expenditures Schedule by Mine....................................................... 64 Table 18-2: Estimated Coal Production Taxes and Sales Costs ........................................................... 65 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ........................................................ 69 Table 19-2: Project Cash Flow Summary (000) ................................................................................... 71 Table 22-1: Probability Level Table .................................................................................................... 77 Table 22-2: Consequence Level Table ................................................................................................ 78 Table 22-3: Risk Matrix ...................................................................................................................... 79 Table 22-4: Risk Assessment Matrix .................................................................................................. 80 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) ....................................... 81 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 6 Table 22-6: Environmental (Risks 3 and 4) ......................................................................................... 82 Table 22-7: Regulatory Requirements (Risk 5) ................................................................................... 82 Table 22-8: Market and Transportation (Risk 6)................................................................................. 83 Table 22-9: Market and Transportation (Risk 7)................................................................................. 83 Table 22-10: Methane Management (Risk 8) ..................................................................................... 84 Table 22-11: Mine Fires (Risk 9)......................................................................................................... 84 Table 22-12: Ground Control (Risk 10) ............................................................................................... 85 Table 22-13: Availability of Supplies and Equipment (Risk 11) ........................................................... 85 Table 22-14: Labor – Work Stoppage (Risk 12) .................................................................................. 86 Table 22-15: Labor – Retirement (Risk 13) ......................................................................................... 86 Table 22-16: Health and Safety (Risk 14) ........................................................................................... 87 Table 22-17: Refuse Disposal (Risk 15) .............................................................................................. 87 Table 25-1: Information from Registrant Relied Upon by MM&A ...................................................... 88 Appendices A .................................................................................................................................. Summary Tables B ............................................................................. Financial Details – Resources Exclusive of Reserves C ................................................................................................................................................... Maps

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1 Executive Summary

1.1 Property Description

Alpha Metallurgical Resources, Inc. (***Alpha***) authorized **Marshall Miller & Associates, Inc.** (***MM&A***) to prepare this Technical Report Summary (*TRS*) of its controlled coal reserves located at the **Mid-West Virginia Surface Business Unit** (***MWVS*** or the *Property*) in Raleigh and Fayette counties, West Virginia.

Coal resources and coal reserves are herein reported in imperial units of measurement.

The MWVS Operations is comprised of the Kingston surface and underground operations and the Workman Creek surface mines that are part of Mid-West Virginia Underground Operations. Active surface facilities for the met operations include the Workman Creek surface facilities in Raleigh County West Virginia, located along Workman Creek, a tributary to Clear Fork along State Route 1. Workman Creek surface facility are 24 miles northwest of the Beckley, West Virginia, the county seat of Raleigh County; the Kingston surface facilities and preparation plant are near the community of Mossy, along Paint Creek in Fayette County. Kingston is located approximately 25 mile north of Beckley, West Virginia; The Pax loadout is located in the community of Pax, located along Interstate Highway 64/77 and has access to the CSX railroad line. The Pax Loadout is 20 miles north of Beckley, West Virginia (see *Figure 1-1*).

The Property is composed of approximately 119,000 total acres of mineral control, of which nearly all are contained within 10 separate leases and 8 owned properties. The mentioned leases are all subject to Alpha renewing the rights to extend the term of all leases which have various expiration dates, some of which expire in the next several years but are anticipated to be renewed by Alpha.

Marshall Miller & Associates, Inc. 1

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-1: Alpha's MWVS Business Unit Property Location Map


Mason
Roane
Braxton
Ohio
Putnam
79
64
Webster
Huntington
Cabell
Charleston
Clay
Kanawha
Summersville
Wayne
Lincoln
Nicholas
Fayette County
MWV Surface
Property
77
Boone
Kingston Plant
Pax Loadout
Greenbier
64
Mingo
Logan
Beckley
Raleigh
County
Summers
Monroe
Wyoming
Kentucky
West Virginia
Mercer
McDowell
Virginia
Bluefield
0
20 Miles

1.2 Ownership

1.3 Ownership

The MWVS property involves a complex combination of previous ownership. Predecessors of Alpha, namely **Alpha Natural Resources (*Alpha*)**, and **Massey Energy (Massey)** previously held mining rights on most of the Property.

1.4 Geology

Coal seams with reserves of currently active operations at the MWVS Business Unit include the Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower

Marshall Miller & Associates, Inc. 2

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, Little Eagle, Little Eagle Lower Split, War Eagle, Glen Alum Tunnel Upper Split, Glen Alum Tunnel Douglas and Sewell seams. Coal seams below the Coalburg seam are all historically utilized as coking coal. Strata on the Property, among the active sites, are mostly of the Pennsylvanian-aged (approximately 290 to 330 million years ago) Kanawha Formation. The lower most Sewell coal seam is part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by proportions of sandstone and shale units. In general, the coal seams reach the highest structural elevations along the southeastern margin of the Property, generally dipping toward the northwest. The area is generally stable with no major faulting and gentle dips.

1.5 Exploration Status

The Property has been extensively explored, largely by drilling using continuous coring and rotary drilling methods but also by obtaining coal measurements at mine exposures, and by downhole geophysical methods. Most of the data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data appeared to be anomalous or not representative, that data was excluded from the digital databases and subsequent processing by MM&A.

Ongoing exploration has been carried out by Alpha since acquiring the MWVS Business Unit. The Alpha acquired exploration data has been consistent with past drilling activities.

1.6 Operations and Development

As of December 31, 2021, MWVS Business Unit is comprised of two surface operations, Kingston and Workman Creek. Active surface mine operations at Workman Creek, include the Long Ridge, Center Contour, Collins Fork and Middle Ridge permits. Active Surface mines and Kingston included the Kingston permit. The surface mines production is approximately 75% metallurgical coal product consisting of Mid-Vol, High-Vol A and Alt Met Coal product and 25% steam coal as a by-product from stripping. These surface mines are traditional contour strip mines that include supplemental highwall mining activity in major seams.

MWVS underground mine operations were active at the Kingston 2 Mine, part of the Kingston unit. Kingston 2 produces Mid-Vol product from the Douglas coal seam.

Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 1.7 million tons in 2032. Underground reserves will be depleted in 2035. Annual surface production peaks at 3.4 million tons in 2023 and highwall mine production peaks at 0.6 million tons in 2024. Surface and highwall reserves are both depleted in 2042.

MARSHALL MILLER & ASSOCIATES, INC. 3

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

In addition to the mines, the MWVS Business Unit includes the Kingston Preparation Plant and the Pax loadout facilities.

The Kingston Preparation Plant has a design feed rate capacity of 700 raw tons per hour. Primary separation equipment includes heavy media vessels, heavy media cyclones, spirals, and flotation cells, supported by the requisite screens, centrifuges, sumps, pumps, and distribution systems. Coarse and fine refuse are disposed in an adjacent combined fill refuse area and impoundment. Coal Production is also conveyed from Workman Creek, through underground mine works to the Marfork preparation for processing and shipment on the CSX railway. Coal production can be trucked to Mammoth Preparation plant for processing and shipping on the Kanawha River. Shortline railroad connections to the CSX and Norfolk Southern railroads as well as on-site barge loading on the Kanawha River are also available.

1.7 Mineral Resource

A coal resource estimate, summarized in *Table 1-1* was prepared as of December 31, 2021, for property controlled by Alpha.

Table 1-1: Coal Resources Summary as of December 31, 2021

Area or Seam	Coal Resource (Dry Tons, In Situ)			
	Measured	Indicated	Inferred	Total
Inclusive of Reserve				
Workman Creek Surface	28,864,000	965,000	118,000	29,947,000
Workman Creek HWM	10,445,000	178,000	0	10,623,000
Kingston Surface	20,273,000	4,386,000	1,051,000	25,710,000
Kingston HWM	7,011,000	262,000	0	7,273,000
Sewell (UG)	33,662,000	6,908,000	0	40,569,000
Douglas (UG)	2,460,000	1,108,000	0	3,568,000
Total	**102,715,000**	**13,807,000**	**1,169,000**	**117,690,000**
Exclusive of Reserve				
Workman Creek Surface	2,489,000	4,594,000	45,000	7,128,000
Workman Creek HWM	0	0	0	0
Kingston Surface	0	0	0	0
Kingston HWM	0	0	0	0
Sewell (UG)	0	21,254,000	0	21,254,000
Douglas (UG)	0	0	0	0
Total	**2,489,000**	**25,848,000**	**45,000**	**28,382,000**
Grand Total				
Total	**105,204,000**	**39,655,000**	**1,214,000**	**146,073,000**

Note(1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 28.3 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2021.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

MARSHALL MILLER & ASSOCIATES, INC. 4

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1.8 Mineral Reserve

The Resource estimate outlined in *Table 1-1* **inclusive** of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (*LOM*) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of January 1, 2021.

Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access to the deposit; geological encumbrances associated with overlying and underlying strata; thin seam trends; complex structures; and insufficient exploration data. The listed factors have all been considered. Reserve consideration excludes those portions of the resource area, which exhibit the afore mentioned geologic and/ or operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)							Quality (Dry Basis)		
	By Reliability Category			By Permit Status		By Control Type				
Area or Seam	Proven	Probable	Total	Permitted	Not Permitted	Owned	Leased	Ash%	Sulfur%	VM%
Workman Creek Surface	0	24,528,000	24,528,000	24,528,000	0	57,000	24,471,000	-	-	-
Workman Creek HWM	3,661,000	61,000	3,722,000	3,722,000	0	0	3,722,000	9	0.9	-
Kingston Surface	16,048,000	3,440,000	19,487,000	12,298,000	7,189,000	0	19,487,000	10	1.0	32
Kingston HWM	2,401,000	92,000	2,493,000	1,774,000	719,000	0	2,493,000	6	1.0	33
Sewell (UG)	0	9,091,000	9,091,000	0	9,091,000	526,000	8,564,000	5	0.8	22
Douglas (UG)	1,028,000	390,000	1,418,000	1,009,000	408,000	82,000	1,336,000	6	1.0	-
Grand Total	**23,138,000**	**37,601,000**	**60,740,000**	**43,332,000**	**17,407,000**	**664,000**	**60,075,000**	-	-	-

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Raw quality and some volatile matter analysis not available for Workman Creek . Workman Creek surface reserves were priced at 60% High-Vol. A and 40% thermal product. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
Totals may not add due to rounding.
Workman Creek Surface is modeled as 55% direct-ship and 45% washed to mimic what Alpha is doing, however without any raw quality data for the surface seams a quality composite could not be prepared.
See Appendix A for detailed breakdown.

MARSHALL MILLER & ASSOCIATES, INC. 5

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

In summary, Alpha controls a total of 60.7 Mt (moist basis) of marketable coal reserves at MWVS as of December 31, 2021. Of that total, 38 percent are proven, and 62 percent are probable. Due to the lack of raw coal quality information, all Workman Creek surface reserves have been classified as Probable even though it is an active operation with sales into the thermal and metallurgical markets. Of the 60.7 Mt, 0.7 Mt are owned, and 60.1 Mt are leased coal reserves. Of the total, 44.0 Mt are surface mineable, 6.2 Mt are highwall mineable, and 10.5 Mt are underground mineable. Marketable coal reserves are 13.7 Mt are thermal and 47.1 Mt are metallurgical. Of the total, 51.0 Mt are assigned, and the remaining 9.8 Mt are unassigned.

1.9 Capital Summary

Alpha provided MM&A with information related to the number of currently operating production units at the MWVS Business Unit. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement mine.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated MWVS operations is provided in *Figure 1-2* below.

MARSHALL MILLER & ASSOCIATES, INC. 6

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-2: Projected Capital Expenditures – Consolidated MWVS Business Unit


$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$ Thousands
Underground Mines
Surface Mines
HWM
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
Year

1.10 Operating Costs

Alpha provided historical costs and budgeted projections of operating costs for its active mines including:

> Underground operations at Kingston 2 and Kingston 10.

> Surface mines at Pax Surface, Workman Creek North, Workman Creek South, Republic, Kingston Surface.

> Highwall miner operations at Pax HWM, WC North HWM, WC South HWM, Republic HWM and Kingston HWM.

MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for each mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

MARSHALL MILLER & ASSOCIATES, INC. 7

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Pricing data as provided by Alpha is described in *Table 16-2*. The pricing data assumes a flat-line long term realization average of $144 per short ton port loading, with an average of $102.26 netback pricing reflective of the mid-volatile product, $144 per short ton port loading with an average of $111.29 per short ton netback pricing reflective of the low-volatile product, and $138 per short ton port loading, with an average of $108.08 netback pricing reflective of the high-volatile product currently sold at MWVS. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $76 per short ton with an average of $66.68 per ton netback pricing. The LOM blended average netback pricing for the MWVS reserves is $95.97 per ton. These estimates are based on long term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their MWVS business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the MWVS business unit.

A summary of the projected operating costs for the consolidated MWVS operations is provided in *Figure 1-3*.

Figure 1-3: MWVS Business Unit Operating Costs


$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
Year

MARSHALL MILLER & ASSOCIATES, INC. 8

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1.11 Economic Evaluation

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2022.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities cost for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

Table 1-3 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at MWVS.

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

-	LOM Tonnage[1]	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Underground Mines					
Kingston Mine #10 (Douglas)	697	$298	$0.43	$5,020	$7.21
Sewell	9,091	$45,070	$4.96	$264,345	$29.08
Kingston #2 (Douglas)	835	$12,518	$14.99	$16,560	$19.83
Consolidated Deep Mines	**10,622**	**$57,886**	**$5.45**	**$285,925**	**$26.92**
Surface Mines					
Workman	30,828	$581,850	$18.87	$703,133	$22.81
Kingston	19,644	$444,329	$22.62	$534,053	$27.19
Consolidated Surface Mines	**50,472**	**$1,026,179**	**$20.33**	**$1,237,186**	**$24.51**
HWM Operations					
Workman HWM	3,792	$215,908	$56.94	$234,873	$61.94
Kingston HWM	2,544	$131,771	$51.81	$144,563	$56.84
Consolidated HWMs	**6,336**	**$347,680**	**$54.88**	**$379,436**	**$59.89**
Grand Total	**67,429**	**$1,431,745**	**$21.23**	**$1,902,547**	**$28.22**

Note: 1) LOM tonnage evaluated in the financial model includes October 2021 through December 2021 production (913,003 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021. In addition, the financial model includes 5.8 Mt clean tons of resources.

MARSHALL MILLER & ASSOCIATES, INC. 9

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

As shown in *Table 1-3,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated MWVS operations show positive LOM P&L and EBITDA of $1.4 billion and $1.9 billion, respectively.

Alpha's consolidated MWVS cash flow summary in constant dollars, excluding debt service, is shown in *Table 1-4* below.

Table 1-4: Project Cash Flow Summary (000)

	Total	YE 12/31 2021	YE 12/31 2022	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026
Production & Sales tons[1]	67,429	806	3,306	4,142	3,650	3,725	3,698
Total Revenue	$6,471,321	$76,916	$315,487	$390,938	$349,204	$354,737	$354,585
EBITDA	$1,902,547	$17,706	$75,845	$120,622	$104,818	$99,557	$92,318
Net Income	$1,146,410	$989	$49,167	$85,262	$74,715	$46,469	$43,561
Net Cash Provided by Operating Activities	$1,617,212	$14,075	$53,790	$93,210	$90,104	$84,150	$83,298
Purchases of Property, Plant, and Equipment	($312,247)	($7,020)	($8,195)	($5,270)	($8,370)	($148,942)	($16,688)
Net Cash Flow	$1,304,965	$7,055	$45,595	$87,940	$81,734	($64,793)	$66,610

	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033
Production & Sales tons	3,915	4,580	4,553	4,581	4,880	5,334	4,497
Total Revenue	$376,067	$440,318	$437,420	$440,275	$470,853	$517,175	$431,768
EBITDA	$102,276	$125,806	$123,862	$125,485	$147,134	$179,469	$128,665
Net Income	$53,290	$70,267	$65,830	$65,272	$81,751	$125,882	$83,944
Net Cash Provided by Operating Activities	$91,678	$106,436	$109,408	$110,284	$123,849	$146,922	$118,462
Purchases of Property, Plant, and Equipment	($11,577)	($11,940)	($17,120)	($18,872)	($9,992)	($9,769)	($10,870)
Net Cash Flow	$80,101	$94,496	$92,288	$91,412	$113,857	$137,153	$107,592

	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040
Production & Sales tons	3,960	3,405	1,270	1,265	1,265	1,261	1,265
Total Revenue	$376,920	$323,799	$123,139	$122,710	$122,710	$122,282	$122,710
EBITDA	$107,002	$92,743	$38,778	$39,324	$39,566	$39,492	$39,747
Net Income	$67,840	$57,867	$26,428	$26,520	$26,717	$26,407	$27,294
Net Cash Provided by Operating Activities	$96,106	$83,327	$33,645	$30,267	$31,840	$32,496	$32,323
Purchases of Property, Plant, and Equipment	($7,130)	($4,450)	($4,780)	($1,800)	($2,290)	($1,800)	($1,070)
Net Cash Flow	$88,976	$78,877	$28,865	$28,467	$29,550	$30,696	$31,253

	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047
Production & Sales tons	1,265	804	0	0	0	0	0
Total Revenue	$122,710	$78,599	$0	$0	$0	$0	$0
EBITDA	$39,811	$22,521	$0	$0	$0	$0	$0
Net Income	$27,380	$14,531	($557)	($221)	($111)	($56)	($29)
Net Cash Provided by Operating Activities	$33,109	$27,755	($5,622)	($1,839)	($919)	($459)	($486)
Purchases of Property, Plant, and Equipment	($2,500)	($1,800)	$0	$0	$0	$0	$0
Net Cash Flow	$30,609	$25,955	($5,622)	($1,839)	($919)	($459)	($486)

Note: 1) LOM tonnage evaluated in the financial model includes October 2021 through December 2021 production (913,003 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021. In addition, the financial model includes 5.8 Mt clean tons of resources.

Consolidated cash flows are driven by annual sales tonnage, which grows from 3.3 million tons in 2022 to a peak of 5.3 million tons in 2032. Between years 2033 and 2035, sales ranges from 3.4 million to

MARSHALL MILLER & ASSOCIATES, INC. 10

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

4.5 million tons and between years 2036-2042, sales range from 0.8 million tons to 1.3 million tons. Projected consolidated revenue grows from $77 million in 2022 to a peak of $517 million in 2032. Revenue totals $6.5 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $146.9 million in 2032 and totals $1.6 billion over the project life. Capital expenditures total $177.8 million during the first five years and $312.2 million over the project's life.

1.11.1 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 14.67% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $447.2 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the MWVS reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for purposes of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its MWVS assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

1.11.2 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 14.67% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

MARSHALL MILLER & ASSOCIATES, INC. 11

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-4: Sensitivity of NPV


Sales Price Sensitivity
OPEX Sensitivity
CAPEX Sensitivity
Discount Rate Sensitivity
$ Thousands
$1,400,000
$1,300,000
$1,200,000
$1,100,000
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$(200,000)
-15%
-10%
-5%
0%
5%
10%
15%
Increments

As shown, NPV is quite sensitive to change in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates.

1.12 Permitting

Alpha has obtained all mining and discharge permits to operate its active mines and processing, loadout, or related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Alpha, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** involvement with state programs.

1.13 Conclusion and Recommendations

Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the MWVS properties. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS.

The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein.

MARSHALL MILLER & ASSOCIATES, INC. 12

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 13 This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 60.7 Mt of marketable underground and surface coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 2 Introduction 2.1 Registrant and Terms of Reference This report was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. The report provides a statement of coal reserves for Alpha located at the Mid-West Virginia Surface Business Unit (MWVS) in Raleigh and Fayette Counties, West Virginia. Exploration results and Resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. Coal resources and coal reserves are herein reported in imperial units of measurement. 2.2 Information Sources The technical report is based on information provided by Alpha and reviewed by MM&A’s professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A’s professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines. Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2021. For the evaluation, the following tasks were to be completed: > Conduct site visits of the mines and mine infrastructure facilities. > Process the information supporting the estimation of coal resources and reserves into geological models. > Develop life-of-reserve mine (LOM) plans and financial models. > Hold discussions with Alpha company management; and > Prepare and issue a Technical Report Summary providing a statement of coal reserves which would include: - A description of the mines and facilities. - A description of the evaluation process. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 14 - An estimation of coal reserves with compliance elements as stated under the new SEC Guidelines which will become effective for the first fiscal year commencing on or after January 1, 2022. 2.3 Personal Inspections MM&A is very familiar with the MWVS properties, having provided a variety of services in recent years and QP’s involved in this TRS have conducted multiple site visits most recently November 2021. 3 Property Description 3.1 Location The MWV Surface Business Unit is in the Central Appalachian Basin in West Virginia (see Figure 1-1) north of Beckley, West Virginia, and south of Charleston, West Virginia. The Business Unit includes Workman Creek with six surface permits, Kingston with two issued and one pending surface permits and one deep mine located is in Raleigh and Fayette Counties. Surface facilities for the Workman Creek operation are located on Workman Creek, a tributary to Clear Fork along State Route 1 in Raleigh County. Kingston surface facilities are near the community of Mossy , along Paint Creek in Fayette County. The Pax loadout is located in the community of Pax, located along Interstate Highway 64/77 These facilities are all approximately 20 to 27 miles north of Beckley, WV, the county seat of Raleigh County. Numerous small communities are present throughout the Property. The nearest major population centers are Charleston, West Virginia (45 miles north), Bristol, Virginia (160 miles south), Roanoke, Virginia (140 miles east), and Morgantown, West Virginia (170 miles north), and Lexington, KY (220 miles west). The Property is located on the following United States Geological Survey (USGS) Quadrangles: Dorothy, Pax, Arnett, and Eccles. The coordinate system and datum used for the model of the MWV Surface Business Unit, and the subsequent maps were produced in the West Virginia State Plane South system, NAD 27. 3.2 Titles, Claims or Leases The Property is composed of over 119,000 total acres of mineral control, nearly all of which is owned and leased. Alpha’s control is comprised of over 10 separate leases with varying expiration dates and 8 owned properties. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. MM&A has not carried out a separate title verification for the coal properties and has not verified leases, deeds, surveys, or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Alpha. The TRS assumes the Property is developed under responsible and experienced management.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 15 3.3 Mineral Rights Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, MM&A has no knowledge of past property boundary disputes or other concerns, through past knowledge of the Property, that would signal concern over future mining operations or development potential. Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control generally comprised of smaller tracts, particularly in developed areas. Control of the surface property is necessary to conduct surface mining but is not necessary to conduct underground mining aside from relatively limited areas required for seam access or ventilation infrastructure. Alpha’s executive management team has a history of mining in Central Appalachia and has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations. 3.4 Encumbrances No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances. 3.5 Other Risks There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their legal teams examine the deeds and title control to minimize this risk. Historically, property control has not posed any significant challenges related to MWVS’s operations. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, elevation, and Vegetation Much of topography of the area encompassed by the MWVS Business Unit is typical of the Central Appalachian Plateau’s physiographic province, being rugged deeply dissected by V-shaped river valleys, flanked by steep-sided upland regions. Terrain slopes in the area are mostly steep to very steep with some gently sloping with relatively narrow ridges. Surface elevations near the mine operations range Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 16 from approximately 1,200 feet above sea level at streams to approximately 3,000 feet at ridge tops. The area is heavily vegetated and has a significant amount of hardwood forests. The Property is not situated near any major urban centers. 4.2 Access and Transport There is general access to the MWV Surface property via a well-developed network of primary, secondary, and unimproved roads from U.S. interstates highways. Interstate 81 to the south and 77 to the east are the primary roads coming into the business unit region. Interstate 81 connects with Bristol, Virginia to the southwest and Roanoke, Virginia to the east. Interstate 77 connects with Charleston, West Virginia to the north and via interstate 64 with Lexington, Kentucky, to the northwest. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal, state, and town maintained. Interstate 64/77 is located near the eastern side of the Property and is the primary throughfare in the area connecting the Property to Beckley, Charleston, and Huntington, West Virginia, to the West and Lexington, Virginia, to the East. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal-, state-, and town- maintained. These include State Route 1 that runs through the Property holdings and provides direct access to Workman Creek surface office. These roads typically stay open throughout the year. Within the Property, unimproved roads are utilized to access surface based deep mine infrastructure. The primary transport means of processed coal is CSX Railroad which services the Marfork preparation plant and the Pax Loadout. Additionally, coal is transported by over-the-road-truck to the Kanawha River for barge transportation at the Marmet dock and also for processing at the Mammoth preparation plant with access to barge and the Kanawha River Railroad shortline that connects to the Norfolk Southern and CSX Transportation railroads. 4.3 Proximity to Population Centers The MWV Surface Business Unit is located near the City of Beckley and is primarily in Raleigh and Fayette Counties, West Virginia, with small portions falling in Kanawha County. There are no large population centers in close proximity to mine operations. The nearest major population centers are Charleston, West Virginia (45 miles north), Bristol, Virginia (160 miles south), Roanoke, Virginia (140 miles east), and Morgantown, West Virginia (170 miles north), and Lexington, KY (220 miles west). As of the 2020 census, Raleigh County had just over 73,300 residents and Fayette County had 40,488 residents. 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region is consistent throughout the year, approximately 3 to 5 inches per month, with the most rain falling in spring and the early months of summer. Average yearly precipitation is 40 inches. Summer months typically begin in late

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 17 May and end in early September and range in average temperature from 46 to 78 degrees Fahrenheit. Winters typically begin in mid to late November and run until mid to late March with average temperatures ranging from 19 to 52 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in West Virginia. However, weather events could potentially negatively impact efficiency of surface and preparation plant operations on a very limited basis and lasting less than a few days. 4.5 Infrastructure The MWV Surface Business Unit has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Raleigh, Fayette and surrounding Counties, and have proven to be adequate in number to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine operations has historically provided supplies, equipment repairs and fabrication, etc. The Kingston Preparation Plant processes MWVS coal and is capable to shipping through the Pax Loadout or by barge on the Kanawha River. Pax Loadout services consumers with raw and washed coal via the CSX railroad. Alpha’s Marfork Preparation Plant processes some MWVS coal and services consumers with washed coal, which is transported via the adjacent CSX rail line at the loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to both surface plant facilities. 5 History 5.1 Previous Operation The MWV Surface property involves a complex combination of previous ownership. Coal mining in the area occurred for nearly a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha) and Massey Energy (Massey) previously held mining rights on much of the Property. 5.2 Previous Exploration Extensive exploration in the form of subsurface drill efforts has been carried out on the property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logs (e-logging). Coal sample, quality analyses were also employed during the core-exploration process. Development of this report included an assessment of over 1,500 locations of coal measurements, largely comprised of exploration drill holes which often include several coal intercepts. In mine data measurements are included also. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 18 Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, and currently logs most of the recent drilled holes. 6 Geological Setting, Mineralization and Deposit 6.1 Regional, Local and Property Geology The Property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province. The coal deposits in the eastern U.S. are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US’s bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the Appalachian Basin. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance. Strata on the Property are mostly of the Pennsylvanian-age Kanawha Formation and the older, lower Sewell seam is part of the New River Formation of the Pottsville Series. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units. Coal seams with remaining reserve or resource potential evaluated within this TRS include, in descending stratigraphic order the: Upper, Middle and Lower Clarion; Stockton, Upper Coalburg, Coalburg, Lower Coalburg, Upper Winifrede Rider, Upper Winifrede, Winifrede, Lower Winifrede, Upper Chilton A, Middle Chilton A , Chilton A Upper Split, Chilton A Lower Split, Chilton A, Chilton Rider, Upper Chilton, Lower Chilton, Chilton, Upper Hernshaw, Lower Hernshaw, Upper Cedar Grove Upper Split, Upper Cedar Grove Lower Split, Middle Cedar Grove, Lower Cedar Grove Upper Split, Lower Cedar Grove, Peerless Upper Split, Peerless Lower Split, Peerless C, Upper No. 2 Gas, Lower No. 2 Gas, Powellton, Lower Powellton, Powellton Lower Split, Powellton Lower Split Upper, Upper Eagle Rider 2, Powellton Lower Split Lower, Upper Eagle Rider, Upper Eagle, Eagle A, Eagle Upper Split, Eagle Lower Split, Eagle, Little Eagle, Little Eagle Lower Split, War Eagle, Glen Alum Tunnel Upper Split, Glen Alum Tunnel Douglas and Sewell seams. 6.2 Mineralization The generalized stratigraphic columnar section in Figure 6-1 and Figure 6-2 demonstrates the vertical relationship of the principal coal seams and rock formations on the Workman Creek and Kingston Properties.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 19 Figure 6-1: MWVS- Workman Creek Stratigraphic Column Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 20 Figure 6-2: MWVS-Kingston Stratigraphic Column 6.3 Deposits The MWVS Business Unit currently produces dominantly a High-Volatile-A product, an Alt-Met and Mid- Volatile product (with by-product thermal coal). Due to the long history of mining in the region high value of these coking coals, all the seams have been extensively mined in the past. The coal seams reach the highest structural elevations along the southeastern margin of the Property, generally dipping toward the northwest. The surface mine seams and the Douglas seam are all situated above drainage or near and are therefore accessible via outcrop. The Sewell seam is below drainage and has not been developed. The rock formations between the coal seams are characterized mainly by sandstone and shale units interspersed throughout.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

7 Exploration

7.1 Nature and Extent of Exploration

The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha.

Diamond core and rotary drilling are the primary types of exploration on the Property. Diamond core drilling produces rock core samples from the hole. Data for coal bed correlations and strata mining conditions are derived from core descriptions and geophysical logging (e-logging). Geophysical logs are produced from a probe that surveys the drill hole void. Rock stratum types are interpreted from log signatures produces from the probe which commonly include a hole caliper, rock density and gamma readings. Coal-quality analyses were also employed during the core-exploration process.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, and currently logs most of the recently drilled holes.

The Location of the drilling is shown on the maps included in *Appendix C.*

The concentration of exploration varies slightly across the Property. Drilling on the Property is typically sufficient for delineation of potential surface and highwall miner benches, and deep mineable seams. Core logging is carried out by professional geologists in cases where roof and floor strata are of particular interest and in cases where greater resolution and geologic detail are needed. However, most drill hole data comes from simplified driller's logs, which lack details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods employed, *definitive* mapping of future mining conditions may not be possible, but projections and assumptions can be made within a *reasonable* degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations. Forty-two individual coal seams or splits were identified, correlated, and modelled for resource/reserve potential in the MWV Surface Business Unit.

A typical cross-section is shown in *Figure 7-1.*

MARSHALL MILLER & ASSOCIATES, INC. 21

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 7-1: MWVS Cross-Section


Workman Creek
Kingston
Stockton
Coalburg
Lower Coalburg
Winifrede
Chilton Rider
Upper Chilton
Lower Chilton
Upper Hernshaw
Lower Hernshaw
Middle Cedar Grove
Peerless Upper Split
U/L No. 2 Gas
Powellton
Upper Eagle
Eagle
Douglas
Sewell

Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (*GPS*) units. However, some holes appear to have been approximately located using USGS topography maps or other methods which are less accurate. Therefore, discretion had to be used regarding the accuracy for the location and ground surface

MARSHALL MILLER & ASSOCIATES, INC. 22

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 23 elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) appeared to be inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with apparently minor variances were adjusted or then used by MM&A. Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of supplied mine maps but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law. MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area. In the case of active surface mines, digital flown topography was utilized to reference original seam outcrop positions. 7.2 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the cored holes, the geophysical logs are especially useful in verifying the percent of core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on the Property. Data for the rotary drilled holes is mainly derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable in this application. A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, typically supplemented by a more detailed core log completed by a geologist. These drill logs were provided to MM&A collectively as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of drill records and information within the provided database. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of relevant seams. 7.3 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. MM&A is not aware of any significant hydrologic impacts being experienced at any currently active deep mines or active surface mines. Future mining is projected to occur in areas exhibiting similar hydrogeological conditions as past mining. Based upon the successful history of the operation with Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 24 regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. 7.4 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) program that was developed by the National Institute for Occupational Safety and Health (NIOSH). MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify the empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples related to exploration drilling activities have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US coal sampling technique from core drilling is for the coal core sample, once recovered from the core barrel, to be measured and described into a log, then wrapped in a sealed plastic sleeve and placed into a covered wooden core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at MWVS. This work is typically performed by the supervising driller, geologist, or company personnel. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling, and analysis of the majority of core samples within the exploration database. However, it is reasonable to assume, given the professional level of the previous operators, that these samples were generally collected and processed under industry best-practices. This assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. Additionally, specific to Alpha’s MWVS surface operations, a significant dataset was made available related to in-pit quality measurements used during the mining process as a predictive measure prior to mining. This robust dataset is generally based upon bulk or grab samples obtained by employees of Alpha prior to the extraction of coal in surface mined pits or in stockpiles. The information contained

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 25 in the dataset does not include a surveyed location point, as the information is generally only relied upon in the short term for assistance in coal blending procedures. 8.2 Lab Procedures Coal quality testing related to exploration drilling has been performed over many years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washability analysis on the full seam (with coal and rock parting layers co-mingled) and are mainly useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under American Society for Testing and Materials (ASTM) standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). Specific to the aforementioned pit-quality sampling and associated datasets, laboratory analysis includes both short proximate analysis and at times, detailed metallurgical characteristics. The dataset contains a combination of raw and washed samples. 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database which consists of data records including drill hole information for holes that lie within and adjacent to the Property along with records for numerous supplemental coal seam thickness measurements, mainly in mine measurements from underground mine maps. Once the initial integrity of the database was established, stratigraphic columnar sections were generated to use cross-sectional analysis to establish or confirm coal seam correlations. The stratigraphic column correlation method provides a view of seam depths, lithologic strata and thickness intervals to over and underlying seams. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam depths, thickness measurements and recovery of coal samples. After establishing and/or verifying proper seam correlation for all seam the database was used in the geologic model process. Seam thickness, base-of-seam elevation, roof and floor lithology data control, Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 26 and overburden maps were independently generated for use in the mine planning process. Maps with seam control data plus geological cross-sections were generated to represent the seam correlations and data integrity. Forty-two individual coal seams or splits were identified, correlated, and modelled for resource/reserve potential in the MWV Surface Business Unit. Coal quality data was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and also obtained directly from MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies, such as a thin coal area or poor mining conditions, cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified for inclusion in the mine plan, additional samples are taken to help reduce the risk in specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the MWVS Property. The Property data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information which did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 27 basic statistical analyses of the coal quality datasets, including average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations. The amount and areal extent of coal sampling for geological data is generally sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area. 10.2 Relationship of Tests to the Whole The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. Pit analyses of the coal from MWVS were reviewed to verify that the coal quality and characteristics were as expected. The MWVS Property has a long history of saleable production, under various owners, in the Mid-Volatile and High-volatile metallurgical and thermal markets, confirming exploration results. In select instances, those areas which did not contain exploration information inclusive of coal quality analysis but were located relatively adjacent to active producing areas and/or areas which contained coal quality information were downgraded to a “probable” classification. Based upon the extensive production history locally and regionally, the report authors deemed this process acceptable. 10.3 Lab Information Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). 10.4 Relevant Results No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or generally are accounted for in the Marketing Study done for this TRS. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 28 11 Mineral Resource Estimates MM&A independently created geologic models to define the coal resources at MWVS. Coal resources were estimated as of December 31, 2021. 11.1 Assumptions, Parameters and Methodology Geological data was imported into Carlson Mining® (formerly SurvCADD®) geological modelling software in the form of Microsoft® Excel files incorporating, drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed, and verified- with a key element being a gridded model of coal seam thickness. Resource tons were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of drill holes within the projected reserve areas as described in Section 11.1.1. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof and floor lithologies, and structural influences. After validating coal seam data and establishing correlations, the seam thickness, coal thickness and elevation for seams of economic interest were used to generate a geologic model. Local geologic and physical conditions were incorporated into the model where mineability and or mining costs could be affected by the conditions. Both coal thickness and quality data are deemed by MM&A to be reasonably sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data. Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with the Alpha Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 11-1: General Reserve & Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• **General Reserve Criteria**		
Reserve Classification	Reserve and Resource	Coal resources as reported are inclusive of coal reserves.
Reliability Categories	Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred)	To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis. For surface-mineable reserves, the QPs responsible for the delineation of coal reserves have opted to classify tons in areas lacking exploration drillhole quality as 100-percent probable as opposed to basing proven and probable classifications upon relative distance from drillholes. Resource classification as stated in the tables is directly derived from drillhole spacing. The QPs have relied upon consistency in historical pit sampling as a justification for reserve delineation in such areas.
Proven and Measured Classification	0.25 Mile, (1320') Projection form Measurement Point	Based on 11.1.1 Analysis
Probable and Indicated Classification	0.25 to 0.75 Mile, (1320' to 3960') Projection form Measurement Point	Based on 11.1.1 Analysis; Required for Reserve Classification
Inferred Classification	0.75 to 3.0 Mile, (3960' to 15,840') Projection form Measurement Point	Based on 11.1.1 Analysis
Effective Date of Resource Estimate	December 31, 2021	Coal reserves were estimated based upon depletion maps as of September 30, 2021, and a fourth quarter 2021 production depletion adjustment
Effective Date of Reserve Estimate	December 31, 2021	Coal reserves were estimated based upon depletion maps as of September 30, 2021, and a fourth quarter 2021 production depletion adjustment
Seam Density	With Analysis: SG = 1.25 + Raw Ash/100 In the absence of laboratory data, estimated by (1) assuming specific gravity of 1.30 for coal and 2.25 for rock parting	
• **Underground-Mineable Criteria**		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	27 inches (Douglas) 30 inches (Sewell)	Minor Exceptions for localized zones of thinner coal.
Minimum Mining Thickness	54 inches	
Minimum Total Coal Thickness	27 inches (Douglas) 30 inches (Sewell)	Minor Exceptions for localized zones of thinner coal.
Minimum In-Seam Wash Recovery	Determined as function of seam thickness	
Wash Recovery Applied to Coal Reserves	Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal	
Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages	2 inches	
Mine Barrier	200-foot distance from abandoned mines and 50-foot from sealed or pillared areas of active Alpha mines	
Minimum Reserve Tonnage	400 thousand recoverable tons for individual area (logical mining unit)	
Minimum Overburden Depth	100 feet	
Minimum Interval to Rider Coal	Considered on a case-by-case basis, depending on interval lithology, etc.	
Minimum Interval to Overlying or Underlying Reserves	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	
Minimum Interval to Overlying or Underlying Mined Areas	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	

MARSHALL MILLER & ASSOCIATES, INC. 29

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Item	Parameters	Technical Notes & Exceptions*
Adjustments Applied to Coal Reserves	6.0 percent moisture increase; 5 percent preparation plant inefficiency	
• Surface-mineable Criteria		
Mining Type	Surface mining	
	Highwall mining (HWM)	
Coal Density	Used laboratory apparent specific gravity data where available. Otherwise use raw ash formula: Sp. Gr. = (% Raw Ash/100) + 1.25	
	Used estimated specific gravity based on 1.30 specific gravity for coal and 2.25 specific gravity for rock where no lab data was available.	This is also referred to as EVR or Estimated Visual Recovery method.
		EXCEPTION: Used 1800 tons per acre foot for seams with no quality data on surface reserve calculation
Surface Property Control	Controlled	Surface-mineable coal resource estimated where mineral and surface rights are controlled. No resource estimated if mineral rights are not controlled.
	Uncontrolled	Surface-mineable coal resource estimated where surface is uncontrolled if mineral rights are controlled.
Basis for Coal Tonnage	Thickness of recoverable coal less removable partings	Minimum thickness of removable parting for surface-mineable seam is 0.25-foot generally.
Minimum Total seam thickness for Single Cut Contour	2.0 feet (*)	
Minimum Thickness of Principal Seam in Multi-Seam Areas	1.0 foot (*)	
Minimum Thickness of Secondary Seam	0.5 foot	Secondary seam is within 2.5 feet of principal seam
Mine Strip Ratio	18:1 BCY /ton ratio for metallurgical coal & 15:1 BCY/ton for thermal coal	surface mine strip ratios are targets and can vary some by cut or job.
Minimum Total seam thickness for High Wall Miner	2.0 feet (*)	Seam thickness can vary within a panel.
Areas Considered for Surface-mineable Coal Resource	Permitted and potential permit areas provided by Alpha	

Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is made based on the pre-feasibility evaluation.

11.1.1 Geostatistical Analysis

MM&A completed a geostatistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet) and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

MM&A performed a geostatistical analysis test of the MWVS, Workman Creek Little Eagle Seam data set using the Drill Hole Spacing Analysis (*DHSA*) method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources.

MARSHALL MILLER & ASSOCIATES, INC. 30

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved through the use of histograms, as seen in *Figure 11-1*, color coded scatter plots showing the geospatial positioning of the borings, *Figure 11-2*, and trend analysis.

Figure 11-1: Histogram of the Total Seam Thickness for the Little Eagle Seam Present in the MWVS Business Unit


Frequency
Thickness (ft)

Figure 11-2: Scatter plot of the Total Seam Thickness for the Little Eagle Seam Present in the MWVS Business Unit


Thickness - Outliers Removed
Y-Position (*10000 ft)
X-Position (*10000 ft)

Following the completion of data processing, a variogram of the data set was created, *Figure 11-3*. The variogram plots average square difference against the separation distance between the data pairs. The separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram in order to represent the data set across a continuous spectrum.

MARSHALL MILLER & ASSOCIATES, INC. 31

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-3: Variogram of the Total Seam Thickness for the Little Eagle Seam Present in the MWVS Business Unit


Variogram residuals (ft²)
Number of pairs
Lag (*10000 ft)
Empir
Gaus
Expo
Sphe
Mate
Power
Pairs

The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journel and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size.

The final step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range.

Figure 11-4 shows the results of the DHSA performed on the Little Eagle seam data for the MWV Surface Business Unit. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a central point in order to compare to the historical standards. A summary of the radius data is shown in *Table 11-3*. DHSA prescribes measured, indicated, and inferred drill hole spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively.

MARSHALL MILLER & ASSOCIATES, INC. 32

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 11-4: Result of DHSA for the Little Eagle Seam Present in the MWVS Business Unit


Gaussian
Series2
Spherical
Relative Error 95% Percentile Range
Drill Hole Spacing (ft)
40
35
30
25
20
15
10
5
0
2000
3000
4000
5000
6000
7000

Table 11-2: DHSA Results Summary for Radius from a Central Point

Model:	Measured Radial Distance (10% Relative Error) (Miles)	Indicated Radial Distance (20% Relative Error) (Miles)	Inferred Radial Distance (50% Relative Error) (Miles)
Gaussian:	0.32	0.63	1.58
Spherical:	0.37	0.69	163
Exponential:	0.37	.0.67	1.59

Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Exponential model recommends using a radius of 0.37 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA-recommended drill hole spacing is slight less than the historical standards although within the margin of precision. The Exponential model recommends using a radius 0.69 miles, while the Gaussian and Spherical models recommend a radius of 0.63 and 0.69 miles, respectively compared against the historical radius of 0.75 miles. These results have led the QP's to report the data following the historical classification standards as outlined in USGS Circular 891, rather than use the results of the DHSA.

11.2 Resources Exclusive of Reserves

The MWVS Properties contain resource blocks of surface seams which were not deemed to exhibit reserve potential at the time of the study. These resources, identified as resources *exclusive* of reserves, exist in the Eagle 2 permit in the Lower Winifrede bench. Reasons which may preclude elevation of resources to reserves include, but are not limited to:

MARSHALL MILLER & ASSOCIATES, INC. 33

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

1. Limited availability of quality information to document coal seam market characteristics.
   > The Lower Winifrede and above coal seams in the Eagle 2 Permit lack coal quality information and are deemed a resource.
2. Limited a drillhole density and/or coal seam definition.
3. Drill hole spacing is relatively wide spaced in the Sewell resource area. Due to the lack of seam definition, the resource is classified as indicated. Mineability constraints due to over/under mining, underground conditions, and physical locations that would have negative influence on the mineability of the coal.
   > The Sewell resources area is bound on the east side by existing close Sewell mines. Based on the mine maps, it appears entries were driven toward and into the resource block and then stopped. It is likely coal thickness and/or other geologic conditions were encountered that limited the advance into the resource area.

11.2.1 Initial Economic Assessment

MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves. MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access resources. Capital costs associated with mine developed were amortized across the resource's potential saleable tonnages). Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $120 per ton netback FOB loadout (approximately $169 per ton U.S. East Coast basis) for Mid Vol markets and $100 per ton netback FOB loadout (approximately $141 per ton U.S. East Coast basis) for thermal markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the sales related expenses should these resources be extracted during higher-than-average market conditions. Pricing used for the primary product was selected by the QP and deemed reasonable based on a review of historical average pricing for the MWVS Business Unit coal products over the past 5 years. Results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in *Appendix B*.

MARSHALL MILLER & ASSOCIATES, INC. 34

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 11-3: Results of Initial Economic Assessment

Mine/Resource Block	Resource Block	Direct Cash	Transportation, Washing, Enviro, G&A	Indirect	Non-Cash	Total Cost	Fully Loaded P&L
Sewell North UG	Sewell North UG	$61.85	$13.37	$15.57	$6.00	$96.79	$23.21
Workman Creek (WIN & Above)	Surface	$38.30	$12.02	$14.50	$5.10	$69.92	$30.08

Figure 11-5: Results of Initial Economic Assessment


125
100
75
50
25
0
$120/ton Sale Price
Thermal Price $100/ton
Sewell North UG
Workman Creek
(WIN & Above)
Direct Cash
Transportation, Washing, Enviro, G&A
Indirect
Non Cash

11.3 Qualified Person's Estimates

Based on the work previously described and detailed modelling of those areas along with consideration of modifying factors, a coal resource estimate, summarized in *Table 11-5*, was prepared as of December 31, 2021, for property controlled by Alpha.

MARSHALL MILLER & ASSOCIATES, INC. 35

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 11-4: Coal Resources Summary as of December 31, 2021

Area or Seam	Coal Resource (Dry Tons, In Situ) Measured	Indicated	Inferred	Total
Inclusive of Reserve				
Workman Creek Surface	28,864,000	965,000	118,000	29,947,000
Workman Creek HWM	10,445,000	178,000	0	10,623,000
Kingston Surface	20,273,000	4,386,000	1,051,000	25,710,000
Kingston HWM	7,011,000	262,000	0	7,273,000
Sewell (UG)	33,662,000	6,908,000	0	40,569,000
Douglas (UG)	2,460,000	1,108,000	0	3,568,000
Total	**102,715,000**	**13,807,000**	**1,169,000**	**117,690,000**
Exclusive of Reserve				
Workman Creek Surface	2,489,000	4,594,000	45,000	7,128,000
Workman Creek HWM	0	0	0	0
Kingston Surface	0	0	0	0
Kingston HWM	0	0	0	0
Sewell (UG)	0	21,254,000	0	21,254,000
Douglas (UG)	0	0	0	0
Total	**2,489,000**	**25,848,000**	**45,000**	**28,382,000**
Grand Total				
Total	**105,204,000**	**39,655,000**	**1,214,000**	**146,073,000**

Note(1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 28.3 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2021.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

11.4 Qualified Person's Opinion

While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to seam thickness, floor and roof conditions, mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of **measured** (0 – ¼ mile), **indicated** (¼ to ¾ mile), and **inferred** (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. Based on MM&A's geostatistical analysis, it would be possible to extend the measured arcs slightly beyond historically accepted practices due to consistent geological settings. The QP's have again elected not to extend arc distances, introducing a level of conservatism in the measured coal classification.

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the MWVS coal resources.

MARSHALL MILLER & ASSOCIATES, INC. 36

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 37 12 Mineral Reserve Estimates 12.1 Assumptions, Parameters and Methodology Coal Reserves are classified as proven or probable considering “modifying factors” including mining, metallurgical, economic, marketing, legal, environmental, social and governmental factors. > Proven Coal Reserves are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting. > Probable Coal Reserves are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting. Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for MWV Surface. The footprint of each reserve area is shown on the maps in Appendix C. The Mine plan was generated based on 5-year budget mine plans provided by Alpha and supplemented with additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation. Carlson Mining software was used to generate the LOM plan for MWVS. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice. Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons. Coal reserve tons in this evaluation are reported on a moist, saleable product basis with 4.5% moisture for surface mined reserves and 6.0% for deep mine reserves. Pricing data as provided by Alpha is described in Table 16-2. The pricing data assumes a flat-line long term realization average of $144 per short ton port loading, with an average of $102.26 netback pricing reflective of the mid-volatile product, $144 per short ton port loading with an average of $111.29 per short ton netback pricing reflective of the low-volatile product, and $138 per short ton port loading, with an average of $108.08 netback pricing reflective of the high-volatile product currently sold at Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 38 MWVS. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $76 per short ton with an average of $66.68 per ton netback pricing. The LOM blended average netback pricing for the MWVS reserves is $95.97 per ton. These estimates are based on long term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their MWVS business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the MWVS business unit. The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis. As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure, intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Mineral Reserves MWVS Business Unit reserves were derived from multiple coal seams of Figure 7-1 located on the Property. Reserves are estimated for both surface and underground mining. Surface reserves were derived for two units Workman Creek, and Kingston. Each account for coal reserves from multiple seams. Underground reserves were derived from two seams. The underground accessed seams include the Douglas seam at the active Kingston 2 mine; the Sewell seam located below drainage east

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

of the surface mines. Demonstrated reserve tons are listed in the discussion below. *Table 12-3* shows the demonstrated tonnage by Proven and Probable status.

12.2.1 Surface Reserves

The two surface units of the MWVS, Kingston and Workman Creek operations are both active mines with contour and highwall miner reserve. Estimated LOM average mine ratios bank cubic yards per ton (*BCY/Ton*) do not exceed 20 to 1 for the reserve estimates. Cross sections through drill holes with lithologic records and seam correlation tie lines have been prepared for each surface reserve and are available upon request.

12.2.1.1 Workman Creek Surface

Demonstrated reserve at Workman Creek is comprised of 27.6 million surface mine tons and 3.8 million highwall miner tons from 25 different coal seams. An additional 8 seams are considered resource due to a lack of quality data. Workman Creek reserves consists of six permit areas that are adjacent to each other and are centered around the Workman Creek office and surface facility area. *Table 12-1* shows the demonstrated tonnage by Proven and Probable status.

Table 12-1: Workman Creek Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021

Area	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped) By Reliability Category		
	Proven	Probable	Total
Surface			
Center Contour	0	6,880,000	6,880,000
Collins Fork	0	99,000	99,000
Eagle No. 2	0	3,238,000	3,238,000
Long Ridge #1	0	4,005,000	4,005,000
Middle Ridge	0	2,249,000	2,249,000
Turkeyfoot	0	8,057,000	8,057,000
Workman Creek Surface	**0**	**24,528,000**	**24,528,000**
Highwall			
Center Contour	1,509,000	61,000	1,571,000
Collins Fork	0	0	0
Eagle No. 2	437,000	0	437,000
Long Ridge #1	524,000	0	524,000
Middle Ridge	150,000	0	150,000
Turkeyfoot	1,041,000	0	1,041,000
Workman Creek Highwall	**3,661,000**	**61,000**	**3,722,000**
Total			
Center Contour	1,509,000	6,942,000	8,451,000
Collins Fork	0	99,000	99,000
Eagle No. 2	437,000	3,238,000	3,675,000
Long Ridge #1	524,000	4,005,000	4,529,000
Middle Ridge	150,000	2,249,000	2,399,000
Turkeyfoot	1,041,000	8,057,000	9,098,000
Workman Creek Total	**3,661,000**	**24,589,000**	**28,250,000**

Workman Creek mine six permits include: Long Ridge with demonstrated reserves of 4.5 Mt to be extracted from the Upper Chilton through the Little Eagle seams; Turkey Foot with demonstrated reserves of 9.1 Mt to be extracted from the Upper Chilton through the Little Eagle seams; Center

MARSHALL MILLER & ASSOCIATES, INC. 39

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Contour with demonstrated reserves of 8.5 Mt to be extracted from the Upper Chilton A through the Little Eagle seams; Eagle 2 with demonstrated reserves of 3.7 Mt to be extracted from the Upper Clarion through the Middle Cedar Grove seams; Middle Ridge with demonstrated reserves of 2.4 Mt to be extracted from the Upper Clarion A through the Middle Cedar Grove seams; and Collins Fork with Demonstrated reserves of 0.1 Mt to be extracted from the Little Eagle seam. All of the permits are active to varying degrees with the exception of the Eagle 2 permit. The reserves within Eagle 2 permit may increase if the permit's proposed hollow fills within Sycamore branch receive the necessary **US Army Corps of Engineers'** (***USACE***) 404 permit. Lower elevation seams within the permit require the hollow fills for excess spoil storage. The reserves of the Eagle 2 permit are presently limited to upper seams that can be backfilled and can obtain excess spoil storage room from adjacent permits.

12.2.1.2 Kingston Surface

Demonstrated reserve at Kinston surface is comprised of 19.5 million surface mine tons and 2.5 million highwall miner tons from 30 different coal seams for permitted and non-permitted reserve. Kingston surface consists of two permitted areas and one pending permit area. The mine permit areas are adjacent to one another with mine permits. One Kingston permit has an active surface mine. *Table 12-2* shows the demonstrated tonnage by Proven and Probable status.

Table 12-2: Kingston Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021

Area	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped) By Reliability Category		
	Proven	Probable	Total
Surface			
Kingston Surface	3,137,000	544,000	3,682,000
Paint Mountain (S300520)	7,263,000	1,354,000	8,617,000
Paint Mountain (S300821) (White Oak)	5,647,000	1,542,000	7,189,000
Kingston Surface	**16,048,000**	**3,440,000**	**19,487,000**
Highwall			
Kingston Surface			
Paint Mountain (S300520)			
Paint Mountain (S300821) (White Oak)			
Kingston HWM	**2,401,000**	**92,000**	**2,493,000**
Total			
Kingston Surface	4,108,000	544,000	4,652,000
Paint Mountain (S300520)	8,024,000	1,359,000	9,383,000
Paint Mountain (S300821) (White Oak)	6,317,000	1,628,000	7,946,000
Kingston Total	**18,449,000**	**3,532,000**	**21,981,000**

Kingston Surface mine operations includes two permits and one pending permit. These areas include the Kingston permit with demonstrated reserves of 4.7 Mt from to be extracted from the Powellton through the Stockton seams; Paint Mountain Permit S-3005-20 with demonstrated reserves of 9.4 Mt to be extracted from the Eagle Lower Split through the Stockton seams; and the White Oak pending permit with demonstrated reserves of 7.9 Mt to be extracted from the Powellton through the Stockton seams. Reserve tonnage may increase with permit expansion to include contouring in the lower Glen

MARSHALL MILLER & ASSOCIATES, INC. 40

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Allum Tunnel and Douglas seams. These contours will likely be associated with future hollow fills and/or in close proximity to them.

12.2.2 Underground Reserves

Underground reserves of the MWVS are associated with Kingston operation. There are three underground reserve areas. The Kingston 2 and 10 mines and associated reserves that extract mid-volatile coal from the Douglas seam. The Sewell seam reserve is below drainage and located east of the surface mines.

12.2.2.1 Kingston 2 - Douglas Seam

Douglas reserves include 0.7 M clean recoverable tons remaining in the active Kingston 2 Mine. The Douglas seam is commonly one coal bench with localized area of thin shale partings. Seam thickness average 2.5 feet in the Kingston 2 Mine reserve. Roof and floor rock is generally shale that makes the mine horizon a cuttable unit.

The run-of-mine (*ROM*) coal is belted to the Kingston Preparation Plant prior to shipping to the customer.

12.2.2.2 Kingston 10 – Douglas Seam

Douglas reserves include 0.7 M clean recoverable tons in the future Kingston 10 Mine, which will require a new face-up and portals. Seam thickness average 2.6 feet in the Kingston 10 Mine reserve. The Douglas seam appears to begin to split on the west side of the reserve area. The split thickness may define the reserve limit.

12.2.2.3 Sewell Seam

The Sewell seam reserve is located near the community of Pax in Fayette County, West Virginia. The Sewell seam demonstrated reserves are 9.1 M clean recoverable tons. The reserve is classified as a Probable reserve due to the lack of metallurgical quality. The seam is below drainage and the overburden ranges from 200 feet in the lowest valley bottoms to over 900 feet under the highest ridge tops. The Paint Creek Lineament is a north-south trending zone generally following the western reserve boundary with most tons found east of the lineament. The Sewell seam is known to be gassy and influenced by horizontal stress that would be managed by ventilation and mine design. In addition, multiple combinations of mineable Sewell seam benches A, B, C and D exist throughout the reserve.

The seam consists of multiple coal benches (1 to 4 benches) and seam thickness ranges from 3 feet to 11 feet. The benches are generally depositional with limited lateral continuity where the coal thins at the margin of the deposition basin. The raised depositional areas trend north-south through the center part of the reserve and contain the most coal benches and thickest seam. Roof and floor rock is mostly shale that makes the mine horizon a cuttable unit.

MARSHALL MILLER & ASSOCIATES, INC. 41

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

12.3 Qualified Person's Estimates

The coal reserves, as shown in *Table 12-1*, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, metallurgical, infrastructure and other relevant factors has also been considered.

The results of this TRS define an estimated 60.7 Mt of proven and probable marketable coal reserves.

Table 12-3: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2021

	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)							Quality (Dry Basis)		
	By Reliability Category			By Permit Status		By Control Type				
Area or Seam	Proven	Probable	Total	Permitted	Not Permitted	Owned	Leased	Ash%	Sulfur%	VM%
Workman Creek Surface	0	24,528,000	24,528,000	24,528,000	0	57,000	24,471,000	-	-	-
Workman Creek HWM	3,661,000	61,000	3,722,000	3,722,000	0	0	3,722,000	9	0.9	-
Kingston Surface	16,048,000	3,440,000	19,487,000	12,298,000	7,189,000	0	19,487,000	10	1.0	32
Kingston HWM	2,401,000	92,000	2,493,000	1,774,000	719,000	0	2,493,000	6	1.0	33
Sewell (UG)	0	9,091,000	9,091,000	0	9,091,000	526,000	8,564,000	5	0.8	22
Douglas (UG)	1,028,000	390,000	1,418,000	1,009,000	408,000	82,000	1,336,000	6	1.0	-
Grand Total	**23,138,000**	**37,601,000**	**60,740,000**	**43,332,000**	**17,407,000**	**664,000**	**60,075,000**	-	-	-

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Raw quality and some volatile matter analysis not available for Workman Creek . Workman Creek surface reserves were priced at 60% High-Vol. A and 40% thermal product. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
Totals may not add due to rounding.
Workman Creek Surface is modeled as 55% direct-ship and 45% washed to mimic what Alpha is doing, however without any raw quality data for the surface seams a quality composite could not be prepared.
See Appendix A for detailed breakdown.

In summary, Alpha controls a total of 60.7 Mt (moist basis) of marketable coal reserves at MWVS as of December 31, 2021. Of that total, 38 percent are proven, and 62 percent are probable. Due to the lack of raw coal quality information, all Workman Creek surface reserves have been classified as Probable even though it is an active operation with sales into the thermal and metallurgical markets. Of the 60.7 Mt, 0.7 Mt are owned, and 60.1 Mt are leased coal reserves. Of the total, 44.0 Mt are surface mineable, 6.2 Mt are highwall mineable, and 10.5 Mt are underground mineable. Marketable coal reserves are 13.7 Mt are thermal and 47.1 Mt are metallurgical. Of the total, 51.0 Mt are assigned, and the remaining 9.8 Mt are unassigned.

MARSHALL MILLER & ASSOCIATES, INC. 42

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

12.4 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with the new SEC Guidelines which will become effective for the first fiscal year falling on or after January 1, 2021.

The LOM mining plan for MWV Surface was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the MWV Surface coal reserves.

13 Mining Methods

Three underground mining areas along with eight surface and highwall miner areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2035, while surface and highwall mining operations are projected to be completed in 2042. Individual mine lives range from 3 to 22 years.

13.1 Geotech and Hydrology

Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the *Analysis of Coal Pillar Stability (ACPS)* program that was developed by the **National Institute for Occupational Safety and Health (*NIOSH*)**. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan.

Hydrology has not been an issue of concern at Alpha's MWVS operations. Based on numerous site visits to the underground operations of the Property by the QP's, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas.

13.2 Production Rates

Operations at the MWVS operations by Alpha and its predecessors are in various stages of maturity. The mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is reasonably representative to provide an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS.

MARSHALL MILLER & ASSOCIATES, INC. 43

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A's team of geologists and mining engineers.

As shown in *Table 13-1*, the areas planned for underground mines produce coal until 2035. Clean coal production varies directly with coal thickness and anticipated mining conditions.

Table 13-1: MWVS Business Unit Underground Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2021	2022	2023	2024	2025	2026	2027	2028
Kingston Mine #10 (Douglas)	0	53	280	286	78	0	0	0
Sewell	0	0	0	0	437	947	844	930
Kingston #2 (Douglas)	152	455	228	0	0	0	0	0
Total	**152**	**508**	**508**	**286**	**515**	**947**	**844**	**930**

Mine Name	2029	2030	2031	2032	2033	2034	2035	2036
Kingston Mine #10 (Douglas)	0	0	0	0	0	0	0	0
Sewell	890	917	1,217	1,658	846	310	96	0
Kingston #2 (Douglas)	0	0	0	0	0	0	0	0
Total	**890**	**917**	**1,217**	**1,658**	**846**	**310**	**96**	**0**

As shown in *Tables 13-2* and *13-3*, the areas planned for surface and highwall mines produce coal until 2042. Clean coal production varies directly with surface mining ratios along with availability of open highwall for the highwall miner units.

Table 13-2: MWVS Business Unit Surface Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2021	2022	2023	2024	2025	2026	2027	2028
Workman	494	2,000	2,776	2,288	2,216	2,120	2,164	2,134
Kingston	90	464	631	463	655	363	509	1,125
Total	**584**	**2,464**	**3,408**	**2,751**	**2,870**	**2,483**	**2,673**	**3,259**

Mine Name	2029	2030	2031	2032	2033	2034	2035	2036
Workman	2,143	2,143	2,143	2,151	2,134	2,134	1,788	0
Kingston	1,129	1,129	1,129	1,134	1,125	1,125	1,129	1,134
Total	**3,272**	**3,272**	**3,272**	**3,285**	**3,259**	**3,259**	**2,917**	**1,134**

Mine Name	2037	2038	2039	2040	2041	2042	2043	2044
Workman	0	0	0	0	0	0	0	0
Kingston	1,129	1,129	1,125	1,129	1,129	668	0	0
Total	**1,129**	**1,129**	**1,125**	**1,129**	**1,129**	**668**	**0**	**0**

MARSHALL MILLER & ASSOCIATES, INC. 44

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 13-3: MWVS Business Unit Highwall Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2021	2022	2023	2024	2025	2026	2027	2028
Workman HWM	45	236	106	515	312	268	262	256
Kingston HWM	25	99	121	98	28	0	136	136
Total	**70**	**335**	**227**	**613**	**340**	**268**	**398**	**392**
Mine Name	**2029**	**2030**	**2031**	**2032**	**2033**	**2034**	**2035**	**2036**
Workman HWM	256	256	256	256	256	256	256	0
Kingston HWM	136	136	136	136	136	136	136	136
Total	**392**	**392**	**392**	**392**	**392**	**392**	**392**	**136**
Mine Name	**2037**	**2038**	**2039**	**2040**	**2041**	**2042**	**2043**	**2044**
Workman HWM	0	0	0	0	0	0	0	0
Kingston HWM	136	136	136	136	136	136	0	0
Total	**136**	**136**	**136**	**136**	**136**	**136**	**0**	**0**

13.3 Mining Related Requirements

13.3.1 Underground

A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions.

13.4 Required Equipment and Personnel

13.4.1 Underground Mines

13.4.1.1 Kingston 2 Mine – Douglas Seam (Maps UG-1)

Kingston 2 is an active mine and has been in production over 20 years. Two operating sections are found within the mine plan. Each production unit is supplied with two (2) continuous miners, two (2) roof bolters, four (4) shuttle cars, two (2) scoops and one (1) section feeder breaker.

Four distinct portal area access the reserve boundary from coal seam contour benches.

> The main portal and surface facilities are located on the east side of the valley, immediately upstream of the Kingston Preparation Plant. This facility includes the mine office, warehousing and change house facilities.

> Portals are located on the west side of the valley, immediately across from the main portals.

> A set of portals northeast of the preparation plant deliver run of mine coal into a stockpile that feeds the Kingston Preparation Plant.

MARSHALL MILLER & ASSOCIATES, INC. 45

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

> A new set of portals at Shotgun Hollow above the community of Pax have been developed. These portals provide a shorter travel distance to the working areas than the original portal locations.

The basis mining concept has the continuous miner cutting coal and rock from the mine face. The continuous miner loads the run of mine material into shuttle cars which transports the material to the section feeder breaker. The feeder breaker loads the run of mine product onto the section conveyor belt and consecutive conveyor belts for haulage to the surface stockpile.

Once the continuous miner has reached its maximum distance in a working face, it is trammed to another available working face to begin mining. The roof bolter machine is moved into the recently completed working face to support the roof and ribs with steel bolts and plates.

The run of mine coal stockpile is located adjacent to the Kingston Preparation Plant where a reclaim conveyor transports the run of mine product for processing.

The mine is nearing its end of life with one unit ending its assignment in mid-2022 and the remaining unit finishing in late 2023. Remaining reserves are found at the edges of the mineral body.

13.4.1.2 Kingston 10 Mine – Douglas Seam (Map UG-1)

A small boundary area accessible from outcrop near White Oak Branch of Clear Creek has been included within the report. The Kingston 10 Mine would use one continuous miner unit from the Kingston 2 Mine as the unit becomes available. The run of mine coal would be placed into a stockpile and trucked to a processing facility before shipping to a customer.

The nearest access to a preparation plant facility would be by trucking the run-of-mine coal 4.9 miles to the Workman Creek Coal Handling Facility which uses an underground mine conveyor system to transport run of mine material to the Marfork Preparation Plant. From there, the product will be processed and shipped to the market via the CSX Transportation railroad system.

The operation is projected to start in the third quarter of 2022 and complete its assignment in the first quarter of 2025.

13.4.1.3 Sewell Seam Mine Sewell Mine (Map UG-2)

The Sewell Seam reserve boundary will be reached by constructing a slope and two ventilation shafts for access. The slope has a grade of 15 percent and will be constructed at a width capable of supporting the mine conveyor as well as an adjacent haulage road.

Projected plans include the construction of a raw coal stockpile near the slope portal which would ship the raw product to a proposed railcar loading facility. From there the coal would be transported to Alpha's Mammoth Preparation Plant near Montgomery, West Virginia. The Mammoth Preparation Plant is serviced by the **Kanawha River Railroad (*KNWA*)**, a shortline railroad owned by **WATCO**. Capital

MARSHALL MILLER & ASSOCIATES, INC. 46

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

construction costs include the mine construction, the railcar loading facility and a railcar unloading facility at the Mammoth Preparation Plant. The rail haul from the Pax Loadout to the Mammoth Preparation Plant would operate entirely on KNWA rail for a one-way distance of 33 miles.

The proposed mine has been timed with three operating continuous miner production units. Each production unit is equipped with two (2) continuous miners, two (2) roof bolting machines, four (4) shuttle cars, two (2) mine scoops and one (1) section feeder breaker.

The normal production cycle involves the continuous miner cutting coal and rock from the mine face. The continuous miner loads the run of mine material into shuttle cars which transports the material to the section feeder breaker. The feeder breaker loads the run of mine product onto the section conveyor belt and consecutive conveyor belts for haulage to the surface stockpile.

Operating life of the Sewell seam mine is projected at 10 years.

MARSHALL MILLER & ASSOCIATES, INC. 47

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

13.4.2 Surface Mines

13.4.2.1 Workman Creek Surface (Map W-2 through W-14)

Figure 13-1: Workman Creek Surface Mine and Permit Areas Aerial View


Middle Ridge Surface
(Active)
Clear Creek
Ewing Creek C
Collins Fork Surface
(Active)
Eagle No. 2 Surface
(Active)
Turkeyfoot Surface
(Active)
Center Contour Surface
(Active)
Long Ridge #1 Surface
(Active)
Google Earth

The Workman Surface reserve area consists of mountain-top, contour and highwall mining of 25 seams: from the Upper Clarian to the Little Eagle - a difference of over 1,000 vertical feet. Deep mining has taken place in the Lower Hernshaw, Middle Cedar Grove, Lower Cedar Grove, Lower 2 Gas, Powellton, Upper Eagle, Eagle Rider/Eagle A, Eagle, and Little Eagle. Previous contour and augering mining have also been documented. The present mine plan consists of six permits: Middle Fork, Collins Fork, Turkey Foot, Center Contour, Long Ridge, and Eagle #2.

MARSHALL MILLER & ASSOCIATES, INC. 48

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Mining activity consists of hydraulic shovels/ front-end loaders with rock trucks contour mining the lower seams; generating highwalls that are subsequently reclaimed by track bulldozers pushing material off upper seams. Prior to their reclamation highwall miners selectively borrow long holes in the thicker seams exposed in the highwall. Where vertical elevation differences exceed 500 ft, burden will have to be initially trucked off the mountain ridge(s).

Presently excess spoil room is provided by hollow fills on the eastern and southern portion of the Workman permits. Potential for additional hollow fill space exists in Sycamore Creek, but these hollow fills have yet to be approved by the **United States Army Corps of Engineers (*USACE*)**. Backfilling of mined benches is a major component of burden placement according to the mine permits. Careful operational planning will be required to ensure burden placement does not interfere with the full extraction of lower seam reserves.

MM&A did not attempt to confirm burden storage capacity as presented in Workman's permits.

The active Workman Creek Coal Handling Facility (*CHF*) presently used to convey coals through the mountain in the No. 2 Gas seam to the Marfork preparation plant does not allow for the full contour cuts as depicted in the Center Contour permit and will likely reduce burden storage capacity along the eastern ridge line as depicted in the permit.

Contour mining of the lower seams is very efficient with two or three cuts typically required until excavation limits are reached. Burden is trucked to hollow fills and/or back fill areas previously mined. Seams generally exposed during contour activity include the Upper Eagle, Eagle Rider, Eagle and Little Eagle.

Track bulldozers expose the seams above the contour highwall. These seams generally include the upper and lower Powellton, upper and lower No. 2 Gas and Peerless seams. Dozers provide a very cheap, fast, and safe means of reclaiming the lower contour highwalls.

Excavation and haulage of upper seam burden is actively taking place in the Middle Ridge, Collins Fork and Eagle #2 permits. It will also have to take place in the Center Contour, Turkey Foot and Long Ridge permits.

To shorten haul distances, a "cut-thru" is proposed in the Long Ridge permit. The cut-thru will improve mining accessibility to the Turkey Foot western extension area.

Workman operates three large hydraulic excavators, two **Caterpillar Inc. (*Cat®*)** 993 loaders and nine D11 track bulldozers. Two additional D11 track dozers will be added from Pax to achieve its surface production goals of 39 million bcy per year. Two highwall miners provide additional production tonnage when the final highwalls are exposed. Production from the highwall miners is expected to be sporadic due to highwall exposure of the surface mine and presence of deep-mine works.

MARSHALL MILLER & ASSOCIATES, INC. 49

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

The mine is expected to employ 191 operators in the surface mining phase of the operation and 20 operators in the highwall mining phase. Workman's CHF employ an additional 7 employees to operate this facility. When they highwall miner is idled, its operators are expected to perform other supplemental tasks such as reclamation.

At the above production level exhaustion of the reserves is expected to be in year 2035.

13.4.2.2 Kingston Surface (Map K2-K11)

Figure 13-2: Kingston Surface Mine Permit Areas Aerial View


Kingston Surface
(Active)
Republic Energy Mine Office
Kingston
Mossy
White Oak Surface
(Pending)
Paint Mountain Surface
(Active)
Google Earth

The Kingston surface reserve area consists of mountain-top, contour and highwall mining of 30+ seams: from the Stockton to the Eagle - a difference of over 1,000 vertical feet. Deep mining has taken place in the Lower Cedar Grove, Upper and Lower No. 2 Gas, Powellton and Powellton lower split, Upper Eagle, and Eagle upper and lower splits. Previous contour and augering mining have also been documented. The present mine plan consists of three permits: Kingston Surface, Paint Mountain, and White Oak. The White Oak permit (S-3008-21) is currently pending.

MARSHALL MILLER & ASSOCIATES, INC. 50

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 51 MM&A did not attempt to confirm burden storage capacity as presented in Kingston’s permits. The Kingston surface operation has not reached the level of maturity of the Workman operation. Fewer working areas have been established with present disturbance being limited to the Kingston Surface permit. Mining activity is expected to be similar to Workman: hydraulic shovels / front-end loaders mining lower seam contours. Dozers will help mine intermediate seams in help reclaim the lower seams. However due to strip ratio constraints, contour mining instead of mountain-top excavation is expected to complete excavation of the upper seams. Less push volume availability is expected to require more haulage contribution to reclaiming highwalls. Hollow fills of substantial storage volume are primarily limited to the Kingston and Paint Mountain permits. Excess spoil capacity needs for the White Oak permit will be primarily provided by the backfilling of the other two permits. The reserves of the White Oak permit will be the last to be exhausted. Kingston operates one large hydraulic excavator, one 993 loader and two D11 track bulldozers. As excavation provides room for more active areas, equipment from exhausted thermal coal operations is expected to be added to Kingston’s fleet. An additional large excavator, two additional 993 loaders, and four additional track bulldozers will double the overburden production to about 19 million bcy per year within five years. One highwall miner will provide additional production tonnage as highwalls are exposed. The mine employs 87 operators presently in the surface mining phase of the operation and 10 operators in the highwall mining phase. After five years the number of operators is expected to increase to 154 for the surface mining phase and 20 operators for highwall mining phase. At the above production level exhaustion of the reserves is expected to be in year 2042. 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Alpha MWVS Operations includes the Kingston Preparation Plant. Washed coal product is transported from the preparation plant by truck haulage to the Pax loadout with access to the CSX Railroad. The Pax loadout was constructed in 2006 and can load railroad car at a rate of 3,500 tons per hour. Coal can also be transported by truck to Alpha’s Marmet dock barge loading facilities. The docks are located on the Kanawha River near Marmet, West Virginia and provider barge transportation to the customer. Barges can be loaded at the rate of 1,600 tons per hour and the facility was built in 1986. Coal Production is also conveyed from Workman Creek, through underground mine works to the Marfork Preparation Plant for processing and shipment on the CSX railroad system. Coal can also be Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 52 trucked to MWVUG Mammoth Preparation plant for processing. The Mammoth Plant provides rail loading on the Kanawha River Railroad shortline that connects to the Norfolk Southern and CSX Transportation railroad systems as well as on-site barge loading on the Kanawha River. Each of the plant sites include raw coal storage, clean coal storage and refuse disposal areas. The Kingston preparation plant was constructed in 1974 and has a raw feed rate capacity of 700 raw tons per hour. Primary separation equipment includes Peters heavy media vessels, Krebs heavy media cyclones, Multitech spirals, and Denver froth cells, supported by the requisite screens, centrifuges, sumps, pumps, and distribution systems. Coarse and fine refuse are disposed in an adjacent slurry cell impoundment. During the 2021 reporting year, the Kingston plant produced a product with a typical ash content of 7.90%, and a typical sulfur content 0.66% at a utilization rate of 58.12%. Product transportation from the preparation plant is by highway truck to either the Pax Railroad Loadout or to barge loading facilities along the Kanawha River near Marmet, West Virginia. An aerial image of the Kingston Preparation Plant and refuse area is shown in Figure 14-1. Figure 14-1: MWVS Kingston Preparation Plant and Refuse Area

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 14-2: MWVS Kingston Preparation Plant and Refuse Area (Zoomed-In View)


Google Earth
N
300 ft

Processes and equipment are typical of those used in the coal industry and are in use in nearly all plants in the Central Appalachian Basin.

14.2 Requirements for Energy, Water, Material and Personnel

Personnel have historically been sourced from the surrounding communities in Fayette, Raleigh, Kanawha and Boone Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners.

Water is sourced locally from public water sources or rivers, and electricity is sourced from **Appalachian Electric Power (*AEP*)**. The service industry in the areas surrounding the mine operations has historically provided supplies, equipment repairs and fabrication, etc.

15 Infrastructure

The Kingston Preparation Plant services the area with washed coal, which is transported via highway trucks to the Pax Loadout located on WATCO's Kanawha River Railroad shortline railroad or to barge loading facilities along the Kanawha River near Marmet, West Virginia. Haul roads, primary roads, and

MARSHALL MILLER & ASSOCIATES, INC. 53

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves.

As an active operation, the necessary support infrastructure for MWVS is in place.

As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model.

The underground mining resource areas which are located below drainage will require surface facilities, mine access slope development to the coal seam and ventilation facilities. Typical surface facilities include a mine office, a change house, supply facilities, mine fan and a stacker conveyor for run of mine coal storage.

Photographs of the existing facilities are shown in *Figures 15-1, 15-2, 15-3 and 15-4*.

Figure 15-1: MWVS Kingston Preparation Plant & Surface Facilities


Kingston Mining
Kingston
Google Earth
N
2000 ft

MARSHALL MILLER & ASSOCIATES, INC. 54

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 55 Figure 15-2: MWVS Pax Loadout Surface Facilities Figure 15-3: MWVS Workman Creek Surface Facilities Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 56 Figure 15-4: Workman Creek Coal Handling Facility 16 Market Studies 16.1 Market Description The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were utilized to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will likely be placed. Quality Specifications for the MWVS products as produced in 2021 are as shown in Table 16-1. Table 16-1: Quality Specifications Kingston MV Workman CK HVA Ash (%) 7.74 7.48 Sulfur (%) 0.77 0.97 Volatile Matter (%) 26.5 30.9 Note: All Specs are dry basis except Moisture and Thermal

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 57 The mine production serves the both the mid- and high-volatiles metallurgical markets. 16.2 Price Forecasts Pricing data as provided by Alpha is described in Table 16-2. The pricing data assumes a flat-line long term realization average of $144 per short ton port loading, with an average of $102.26 netback pricing reflective of the mid-volatile product, $144 per short ton port loading with an average of $111.29 per short ton netback pricing reflective of the low-volatile product, and $138 per short ton port loading, with an average of $108.08 netback pricing reflective of the high-volatile product currently sold at MWVS. A portion of the surface mine production is also thermal product which assumes a flat-line long term realization of $76 per short ton with an average of $66.68 per ton netback pricing. The LOM blended average netback pricing for the MWVS reserves is $95.97 per ton. These estimates are based on long term pricing published by third party sources and adjusted for quality and transportation. A large majority of the coal sold by Alpha and their MWVS business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the MWVS business unit. Table 16-2: Price Forecasts Coal quality Market Pricing Per Ton (1) (2) High-Vol. A $138 High- Vol. B $117 Mid-Vol. $144 Low-Vol. $144 Thermal $76 (1) - Market pricing shown on U.S. East Coast basis. (2) - Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services. 16.3 Contract Requirements Some contracts are necessary for successful marketing of the coal. For MWVS, since all mining, preparation and marketing is done in-house, the remaining contracts required are: > Transportation – Alpha contracts with the Norfolk Southern Railroad and CSX Transportation to transport coal to market. Barge transportation on the Kanawha River is contracted through various parties. > Sales – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long- term contracts are not typically written. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 58 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals 17.1 Results of Studies MM&A completed an environmental review in 2011 for the Massey properties acquired by Alpha, including those operations that were active at MWV Surface at that time. The environmental review completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (RECs) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A’s opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture. Based on this former ESA completed by MM&A, it is MM&A’s opinion that MWV Surface has a generally typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. 17.2 Requirements and Plans for Waste Disposal Based on a recent engineering review, done by Alpha, the Kingston Preparation Plant has approximately 14 years of fine refuse disposal capacity and 14 years of coarse refuse disposal capacity at projected rates have been identified for the Kingston refuse area, 3 years of which is permitted and active. In addition, some of the MWVS reserves are processed through the Marfork Preparation Plant. Those remaining capacities are also provided in Table 17-1. Securing additional coarse and fines capacity will be critical to execute the business plan as outlined in this TRS. The refused expansion has MSHA approval and awaiting Article III, DEP approval. The table below outlines the current estimated capacities and permits of MWVS Kingston’s fine and coarse impoundments.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 17-1: MWVS Refuse Disposal Summary*

Refuse Facility	State SMCRA Permit Number	MSHA ID	Refuse Disposal Type	Classified as a Dam	Permit Status	Current Planned Maximum Coarse Life (Approved + Planned)	Current Planned Maximum Fines Life (Approved + Planned)	Est. Coarse/ Combined Refuse Life (Yrs.)	Est. Fine Refuse Life (Yrs.)
Kingston Coal Refuse Disposal Facility MWVS	O-3019-93	1211-WV-40107-04	Slurry Cell Impoundment - Downstream and Upstream	Yes	Active	14	14	3.0	3.0
Brushy Fork Refuse Impoundment	O-3010-95	1211-WV40234-02	Slurry Impoundment - Downstream and Upstream	Yes	Active	48.1	78.5	0.6	21.6
Low Gap Refuse Disposal Area	O-3005-94	1211-WV40234-01	Coarse Refuse Fill	No	Active	18.5	0.0	18.5	0.0

*Since part of reserves are currently being processed through Marfork Preparation Plant, refuse capacities for both Kingston and Marfork areas are included.

17.3 Permit Requirements and Status

All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits generally require that the permittee post a performance bond in an amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is properly restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners and officers, which are subject to bond forfeiture can be denied future permits under the program.[1]

New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits also are required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public advertisement process and comment period, and the public is provided an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school,

[1] Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

MARSHALL MILLER & ASSOCIATES, INC. 59

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

church, or similar structure unless written consent is first obtained from the owner of the structure. Where required, Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits.

Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. MWVS, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to **United States Environmental Protection Agency (*EPA*)** involvement with state programs.

The Mining permits currently held by Alpha MWVS are shown in *Table 17-2.*

MARSHALL MILLER & ASSOCIATES, INC. 60

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 17-2: MWVS Mining Permits

Mine Name	Seam	Permit	Expires	Status	Acres Disturbed	Acres Reclaimed	Acres Bonded
Republic Energy, LLC							
Skitter Creek No. 1 Mine	-	S302794	9/22/2025	Active, No Coal Removed	55.9	497.68	616.58
Kingston Surface Mine	Chilton A, No. 2 Gas - Lwr, Coalburg - Ltl, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Chilton - Ltl, Stockton, Winifrede - U, Peerless, Powellton, Clarion, Cedar Grove	S300215	11/5/2024	Active, Moving Coal	-	-	762.26
Paint Mountain Surface Mine	Chilton A, Chilton, Chilton RDR, Coalburg, No. 2 Gas, Stockton, Winifrede - U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S300520	10/19/2026	Not Started	-	-	1112.75
White Oak Surface Mine	Coalburg, Cedar Grove, Chilton A, Chilton, Chilton RDR, Eagle, Eagle A, Eagle - Ltl, Winifrede - Lwr, No. 2 Gas, Powellton, Peerless, Stockton, Winifrede - U	S300821	-	Pending Application	-	-	-
Middle Ridge Surface Mine	Chilton A, Winifrede - Lwr, Chilton, Chilton RDR, Hernshaw, Coalburg, No. 2 Gas, Stockton, Winifrede - U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S301712	3/24/2024	Active, Moving Coal	272.5	145.8	799.05
Collins Fk Remediation Project	No. 2 Gas - Lwr, Chilton, Chilton RDR, Hernshaw, No. 2 Gas, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove, Cedar	S300208	10/14/2026	Active, Reclamation only	159.88	125.95	262.88
Eagle No. 2 Surface Mine	Chilton A, No. 2 Gas - Lwr, Winifrede - Lwr, Chilton, Chilton RDR, Coalburg, No. 2 Gas, Stockton RDR, Winifrede- U, Winifrede, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S302805	6/6/2023	Active, Moving Coal	24.54	0	2039.89
Turkeyfoot Surface Mine	Glenalum Tunnel, Hernshaw, Douglas, No. 2 Gas, Eagle, Eagle A, Eagle - Ltl, Peerless, Powellton, Cedar Grove	S301419	4/16/2026	Not Started	-	-	1085.7
Center Contour Surface Mine	Chilton A, Chilton, Chilton RDR, Hernshaw, No. 2 Gas, Eagle, Eagle A , Eagle - Ltl, Peerless, Powellton, Cedar Grove, Powellton - Lwr	S300316	11/13/2024	Active, Moving Coal	-	-	561.43
Long Ridge #1 Surface Mine	Chilton A, Winifrede - Lwr, Chilton, Hernshaw, Coalburg, No. 2 Gas, Winifrede, Eagle, Eagle A , Eagle -Ltl, Peerless, Powellton, Cedar Grove, Powellton - Lwr	S300115	12/21/2026	Active, Moving Coal	330.24	115.58	864.05
Eagle South							

MARSHALL MILLER & ASSOCIATES, INC. 61

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

17.4 Local Plans, Negotiations or Agreements

MM&A found no indication of agreements beyond the scope of Federal or State Regulations.

17.5 Mine Closure Plans

Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, the majority of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release generally requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above.

Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (*ARO*) can be shown as a Liability on the Balance Sheet.

17.6 Qualified Person's Opinion

The MWVS Business Unit is an operating facility; all necessary permits for current production have been obtained. MM&A knows of no reason that any permits revisions that may be required cannot be obtained.

Estimated expenditures for site closure and reclamation are included in the financial model for this site.

18 Capital and Operating Costs

18.1 Capital Cost Estimate

The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast.

MARSHALL MILLER & ASSOCIATES, INC. 62

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Alpha provided MM&A with information related to the number of currently operating production units at MWVS. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated MWVS operations is provided in *Figure 18-1* below. Total capital by mine is summarized in *Table 18-1*.

Figure 18-1: Projected Capital Expenditures – Consolidated MWVS Operations


$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$ Thousands
Underground Mines
Surface Mines
HWM
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
Year

MARSHALL MILLER & ASSOCIATES, INC. 63

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 18-1: Summary of Capital Expenditures Schedule by Mine

Item	Total	2021	2022	2023	2024	2025	2026	2027
Kingston #2 (Douglas)	**$0**	$0	$0	$0	$0	$0	$0	$0
Sewell	**$186,751**	$0	$0	$0	$0	$141,372	$7,728	$5,877
Kingston Mine #10 (Douglas)	**$4,955**	$0	$4,955	$0	$0	$0	$0	$0
Workman Surface	**$49,530**	$4,520	$1,800	$2,400	$3,810	$3,900	$4,520	$3,600
Kingston Surface	**$49,730**	$2,500	$1,440	$1,800	$2,990	$1,800	$3,940	$1,800
Workman HWM	**$5,880**	$0	$0	$1,070	$1,070	$800	$500	$300
Kingston HWM	**$15,400**	$0	$0	$0	$500	$1,070	$0	$0
Total	**$312,247**	**$7,020**	**$8,195**	**$5,270**	**$8,370**	**$148,942**	**$16,688**	**$11,577**

Item	2028	2029	2030	2031	2032	2033	2034	2035
Kingston #2 (Douglas)	$0	$0	$0	$0	$0	$0	$0	$0
Sewell	$0	$10,500	$10,572	$1,032	$6,169	$3,500	$0	$0
Kingston Mine #10 (Douglas)	$0	$0	$0	$0	$0	$0	$0	$0
Workman Surface	$2,400	$3,750	$2,820	$5,960	$1,800	$4,500	$3,750	$0
Kingston Surface	$4,460	$1,800	$1,440	$2,500	$1,800	$1,800	$3,380	$2,880
Workman HWM	$1,070	$1,070	$0	$0	$0	$0	$0	$0
Kingston HWM	$4,010	$0	$4,040	$500	$0	$1,070	$0	$1,570
Total	**$11,940**	**$17,120**	**$18,872**	**$9,992**	**$9,769**	**$10,870**	**$7,130**	**$4,450**

Item	2036	2037	2038	2039	2040	2041	2042	2043
Kingston #2 (Douglas)	$0	$0	$0	$0	$0	$0	$0	$0
Sewell	$0	$0	$0	$0	$0	$0	$0	$0
Kingston Mine #10 (Douglas)	$0	$0	$0	$0	$0	$0	$0	$0
Workman Surface	$0	$0	$0	$0	$0	$0	$0	$0
Kingston Surface	$4,780	$1,800	$720	$1,800	$0	$2,500	$1,800	$0
Workman HWM	$0	$0	$0	$0	$0	$0	$0	$0
Kingston HWM	$0	$0	$1,570	$0	$1,070	$0	$0	$0
Total	**$4,780**	**$1,800**	**$2,290**	**$1,800**	**$1,070**	**$2,500**	**$1,800**	**$0**

18.2 Operating Cost Estimate

Alpha provided historical costs and budgeted projections of operating costs for its active underground mines (Kingston #2) for MM&A's review, along with its active surface and highwall mines (Workman Creek and Kingston). MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, drilling & blasting, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

MARSHALL MILLER & ASSOCIATES, INC. 64

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Statutory sales related costs are summarized in *Table 18-2*.

Table 18-2: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax – Underground	Per Ton	$1.10
Federal Black Lung Excise Tax – Surface/Highwall	Per Ton	$0.55
Federal Reclamation Fees – Underground	Per Ton	$0.12
Federal Reclamation Fees – Surface/Highwall	Per Ton	$0.28
West Virginia Reclamation Tax - Underground	Per Ton	$0.279
West Virginia Severance Tax	Percentage of Revenue	1 to 5%
Royalties – Underground, Surface and Highwall	Percentage of Revenue	5.0 to 8.25%

Notes: 1. Federal black lung excise tax is paid only on coal sold domestically.

A summary of the projected operating costs for the consolidated MWVS operations is provided in *Figure 18-2*.

Figure 18-2: MWVS Business Unit Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
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2038
2039
2040
2041
2042
Year

MARSHALL MILLER & ASSOCIATES, INC. 65

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

19 Economic Analysis

19.1 Economic Evaluation

19.1.1 Introduction

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2021.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

The operations are projected on a calendar year basis. MM&A's projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resources properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below.

MARSHALL MILLER & ASSOCIATES, INC. 66

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 67 Figure 19-1: Projection of Sales Tons Sales revenue is based on the metallurgical coal price information provided to MM&A by Alpha. Only the revenue from Alpha’s captive mining operations is included in the financial model used for this TRS. The P&L projections of the individual mines of Alpha’s MWVS operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model in order to determine Enterprise Value of the aggregated entity. The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections. Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates were assumed to be 5.0% to 8.25% of the sales revenue. The projection model also includes consolidated income tax calculations at Alpha’s MWVS Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 68 are carried over to offset future taxable income from Alpha mines. The terms “cash flows” and “project cash flows” used in this report refer to after-tax cash flows. Alpha’s projected consolidated annual revenue for the MWVS operations is shown in the chart below: Figure 19-2: Consolidated Annual Revenue Projected consolidated revenue, cash costs, and EBITDA for the MWVS operations are expressed in dollars per ton in the graph below.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-3: Revenue, Cash Costs, and EBITDA


Revenue
Cash Costs
EBITDA
$ per Ton
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042

The above chart shows an average LOM revenue of $96 per ton, cash costs of $63 to $72 per ton and EBITDA of $23 to $34 per ton. Positive EBITDA per ton averages $28.22 per ton over the life of the operations.

Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at MWVS.

Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

-	LOM Tonnage[1]	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Underground Mines					
Kingston Mine #10 (Douglas)	697	$298	$0.43	$5,020	$7.21
Sewell	9,091	$45,070	$4.96	$264,345	$29.08
Kingston #2 (Douglas)	835	$12,518	$14.99	$16,560	$19.83
Consolidated Deep Mines	**10,622**	**$57,886**	**$5.45**	**$285,925**	**$26.92**
Surface Mines					
Workman	30,828	$581,850	$18.87	$703,133	$22.81
Kingston	19,644	$444,329	$22.62	$534,053	$27.19
Consolidated Surface Mines	**50,472**	**$1,026,179**	**$20.33**	**$1,237,186**	**$24.51**

MARSHALL MILLER & ASSOCIATES, INC. 69

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

-	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
HWM Operations					
Workman HWM	3,792	$215,908	$56.94	$234,873	$61.94
Kingston HWM	2,544	$131,771	$51.81	$144,563	$56.84
Consolidated HWMs	**6,336**	**$347,680**	**$54.88**	**$379,436**	**$59.89**
Grand Total	**67,429**	**$1,431,745**	**$21.23**	**$1,902,547**	**$28.22**

Note: 1) LOM tonnage evaluated in the financial model includes October 2021 through December 2021 production (913,003 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021. In addition, the financial model includes 5.8 Mt clean tons of resources.

As shown in *Table 19-1,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated MWVS operations show positive LOM P&L and EBITDA of $1.4 billion and $1.9 billion, respectively.

A breakdown of projected EBITDA for the consolidated MWVS operations is shown in the chart below:

Figure 19-4: Annual EBITDA


Underground Mining
Surface Mining
Highwall Mining
EBITDA $ MM
Year
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042

MARSHALL MILLER & ASSOCIATES, INC. 70

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

19.1.2 Cash Flow Summary

Alpha's consolidated MWVS cash flow summary in constant dollars, excluding debt service, is shown in *Table 19-2* below.

Table 19-2: Project Cash Flow Summary (000)

	Total	YE 12/31 2021	YE 12/31 2022	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026
Production & Sales tons[1]	67,429	806	3,306	4,142	3,650	3,725	3,698
Total Revenue	$6,471,321	$76,916	$315,487	$390,938	$349,204	$354,737	$354,585
EBITDA	$1,902,547	$17,706	$75,845	$120,622	$104,818	$99,557	$92,318
Net Income	$1,146,410	$989	$49,167	$85,262	$74,715	$46,469	$43,561
Net Cash Provided by Operating Activities	$1,617,212	$14,075	$53,790	$93,210	$90,104	$84,150	$83,298
Purchases of Property, Plant, and Equipment	($312,247)	($7,020)	($8,195)	($5,270)	($8,370)	($148,942)	($16,688)
Net Cash Flow	$1,304,965	$7,055	$45,595	$87,940	$81,734	($64,793)	$66,610
	YE 12/31 2027	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033
Production & Sales tons	3,915	4,580	4,553	4,581	4,880	5,334	4,497
Total Revenue	$376,067	$440,318	$437,420	$440,275	$470,853	$517,175	$431,768
EBITDA	$102,276	$125,806	$123,862	$125,485	$147,134	$179,469	$128,665
Net Income	$53,290	$70,267	$65,830	$65,272	$81,751	$125,882	$83,944
Net Cash Provided by Operating Activities	$91,678	$106,436	$109,408	$110,284	$123,849	$146,922	$118,462
Purchases of Property, Plant, and Equipment	($11,577)	($11,940)	($17,120)	($18,872)	($9,992)	($9,769)	($10,870)
Net Cash Flow	$80,101	$94,496	$92,288	$91,412	$113,857	$137,153	$107,592
	YE 12/31 2034	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040
Production & Sales tons	3,960	3,405	1,270	1,265	1,265	1,261	1,265
Total Revenue	$376,920	$323,799	$123,139	$122,710	$122,710	$122,282	$122,710
EBITDA	$107,002	$92,743	$38,778	$39,324	$39,566	$39,492	$39,747
Net Income	$67,840	$57,867	$26,428	$26,520	$26,717	$26,407	$27,294
Net Cash Provided by Operating Activities	$96,106	$83,327	$33,645	$30,267	$31,840	$32,496	$32,323
Purchases of Property, Plant, and Equipment	($7,130)	($4,450)	($4,780)	($1,800)	($2,290)	($1,800)	($1,070)
Net Cash Flow	$88,976	$78,877	$28,865	$28,467	$29,550	$30,696	$31,253
	YE 12/31 2041	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047
Production & Sales tons	1,265	804	0	0	0	0	0
Total Revenue	$122,710	$78,599	$0	$0	$0	$0	$0
EBITDA	$39,811	$22,521	$0	$0	$0	$0	$0
Net Income	$27,380	$14,531	($557)	($221)	($111)	($56)	($29)
Net Cash Provided by Operating Activities	$33,109	$27,755	($5,622)	($1,839)	($919)	($459)	($486)
Purchases of Property, Plant, and Equipment	($2,500)	($1,800)	$0	$0	$0	$0	$0
Net Cash Flow	$30,609	$25,955	($5,622)	($1,839)	($919)	($459)	($486)

Note: 1) LOM tonnage evaluated in the financial model includes October 2021 through December 2021 production (913,003 clean tons) which was subtracted from coal reserves in order to make the effective date of the reserves December 31, 2021. In addition, the financial model includes 5.8 Mt clean tons of resources.

Consolidated cash flows are driven by annual sales tonnage, which grows from 3.3 million tons in 2022 to a peak of 5.3 million tons in 2032. Between years 2033 and 2035, sales ranges from 3.4 million to

MARSHALL MILLER & ASSOCIATES, INC. 71

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

4.5 million tons and between years 2036-2042, sales range from 0.8 million tons to 1.3 million tons. Projected consolidated revenue grows from $77 million in 2022 to a peak of $517 million in 2032. Revenue totals $6.5 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $146.9 million in 2032 and totals $1.6 billion over the project life. Capital expenditures total $177.8 million during the first five years and $312.2 million over the project's life.

Consolidated MWVS net cash flow after tax, but before debt service, is shown by year in the chart below:

Figure 19-5: Net Cash Flow after Tax (Before Debt Service)


$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
$(20,000)
$(40,000)
$(60,000)
$(80,000)
$ Thousands
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
Year

LOM Net cash flow is positive for this project. The cash flows after year 2042 are generally related to end of mine reclamation expenditures, which are accrued over the life of the mines.

19.1.3 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 14.67% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered

MARSHALL MILLER & ASSOCIATES, INC. 72

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $447.2 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the MWVS reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for purposes of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its MWVS assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

19.1.4 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 14.67% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

Figure 19-6: Sensitivity of NPV


$1,400,000
$1,300,000
$1,200,000
$1,100,000
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$(100,000)
$(200,000)
$ Thousands
-15%
-10%
-5%
0%
5%
10%
15%
Increments
Sales Price Sensitivity
OPEX Sensitivity
CAPEX Sensitivity
Discount Rate Sensitivity

As shown, NPV is quite sensitive to change in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates.

MARSHALL MILLER & ASSOCIATES, INC. 73

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

20 Adjacent Properties

20.1 Information used

No Proprietary information associated with neighboring properties was used as part of this study.

21 Other Relevant Data and Information

MM&A performed a previous audit of all the Property in year 2021 for reserves effective as of December 31, 2020, for Alpha based on **U.S. Securities and Exchange Commission (*SEC*)** Industry Guide 7 standards. MM&A utilized this former audit study as the basis of an updated study which meets those standards set forth by the SEC for 2021 reserve compliance.

22 Interpretation and Conclusions

22.1 Conclusion

Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the MWVS Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS.

The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein.

This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 60.7 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures.

22.2 Risk Factors

Risks have been identified for operational, technical and administrative subjects addressed in the Pre-Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

MARSHALL MILLER & ASSOCIATES, INC. 74

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 75 The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is directly related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products, which define the Risk Level, are classified from very low to very high. Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 15. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reasonably reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 76 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are generally-accepted quantities for the coal mining industry. 22.2.2 Limitations The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report. 22.2.3 Methodology The numerical quantities (i.e., risk levels) attributable to either “initial” or “residual” risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. R = P x C Where: R = Risk Level P = Probability of Occurrence C = Consequence of Occurrence The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high. Risk Level Table Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Very high initial risks are considered to be unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level. As shown and discussed above, after taking into account the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation.

22.2.4 Development of the Risk Matrix

Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

22.2.4.1 Probability Level Table

Table 22-1: Probability Level Table

Category	Probability Level (P)		
1	Remote	Not likely to occur except in exceptional circumstances.	<10%
2	Unlikely	Not likely to occur; small in degree.	10 - 30%
3	Possible	Capable of occurring.	30 - 60%
4	Likely	High chance of occurring in most circumstances.	60 - 90%
5	Almost Certain	Event is expected under most circumstances; impossible to avoid.	>90%

The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur.

22.2.4.2 Consequence Level Table

Table 22-2 lists the consequence levels.

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-2: Consequence Level Table

Correlation of Events in Key Elements of the Project Program to Event Severity Category							
Category	**Severity of the Event**	**Financial Impact of the Event**	**Unplanned Loss of Production (Impact on Commercial Operations)**	**Events Impacting on the Environment**	**Events Affecting the Program's Social and Community Relations**	**Resultant Regulatory / Sovereign Risk**	**Events Affecting Occupational Health & Safety**
1	**Insignificant**	< USD $0.5 million	≤ 12 hours	Insignificant loss of habitat; no irreversible effects on water, soil and the environment.	Occasional nuisance impact on travel.		Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training).
2	**Minor**	USD $0.5 million to $2.0 million	≤ 1 day	No significant change to species populations; short-term reversible perturbation to ecosystem function.	Persistent nuisance impact on travel. Transient adverse media coverage.		**First aid – lost time.** Event recurrence avoided by corrective action thought established procedures.
3	**Moderate**	USD $2.0 million to $10.0 million	≤ 1 week	Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function.	Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage.	Uncertainty securing or retaining essential approval / license. Change to regulations (tax; bonds; standards).	**Medical Treatment –** permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures.
4	**Major**	USD $10.0 million to $50.0 million	1 to 2 weeks	Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function.	Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition.	Suspension / long-delay in securing essential approval / license. Change to laws (tax; bonds; standards).	**Fatality.** Avoiding event recurrence requires modification to established corrective action procedures and staff retraining.
5	**Critical**	>USD $50.0 million	>1 month	Species extinction; irreversible damage to ecosystem function.	Loss of social license.	Withdraw / failure to secure essential approval / license.	**Multiple fatalities.** Avoiding event recurrence requires major overhaul of policies and procedures.

MARSHALL MILLER & ASSOCIATES, INC. 78

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 79 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence parameters include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than one week and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest possible risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are considered to be unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The MWVS Business Unit is located in located in Raleigh , and Fayette Counties, West Virginia – is an active operation with one underground mine and four surface mines. The active underground operation within the MWVS Business Unit (Kingston 2 Mine) utilizes two continuous mining production sections. The method provides continuity, preserving skilled work groups and enabling effective Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Mid-West Virginia Surface Business Unit in Accordance with United States SEC Standards as of December 31, 2021 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 80 utilization of production equipment. The active surface mining operations include the Workman Creek and Kingston Mines. The surface mines employ contour, area and highwall mining methods. 22.2.7 Summary of Residual Risk Ratings Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Alpha risk profile. The average risk level is 7.2, which is defined as Moderate. Table 22-4: Risk Assessment Matrix C o n se q u en ce Critical >$50 MM Major $10-50MM 9 6,15 Moderate $2-10 MM 1, 12 4, 8, 14 2, 3 Minor $0.5-$2 MM 13 5, 7, 10 Low <$0.5 MM 11 <10% 10-30% 30-60% 60-90% >90% Remote Unlikely Possible Likely Almost Certain 22.2.8 Risk Factors A high-level approach is utilized to characterize risk factors that are generally similar across a number of the active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually. 22.2.8.1 Geological and Coal Resource Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets. Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

development of mines to offset expected or encountered adverse conditions, thereby maintaining consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency.

The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area.

Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Recoverable coal tons recognized to be significantly less than previously estimated.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations.	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons.	1	4	4	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level.	1	3	3
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation. Clean coal quality related to surface mines is largely justified by historical trends as opposed to exploration data.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	3	5	15	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	3	3	9

22.2.8.2 Environmental

Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

MARSHALL MILLER & ASSOCIATES, INC. 81

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mines.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	2	4	8	Establish and maintain close and constructive working relationships with regulatory agencies, local communities and community action groups.	2	3	6

22.2.8.3 Regulatory Requirements

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops when possible to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.8.4 Market and Transportation

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically the metallurgical markets have been cyclical and highly volatile.

MARSHALL MILLER & ASSOCIATES, INC. 82

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-8: Market and Transportation (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

Occasional delay or interruption of rail, river and terminals service may be expected. The operator can possibly minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships.

Table 22-9: Market and Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	4	3	12	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	4	2	8

22.2.8.5 Mining Plan

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that greatly reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological and geotechnical conditions lead to modification of mine plans and procedures to enable safe work within the mine environments.

Highlighted below are selected examples of safety and external factors relevant to Alpha's operations.

22.2.8.5.1 Methane Management

Coalbed methane is potentially present in coal operations however, the methane concentration in shallow coal seams is at such low levels that it can be readily managed with frequent testing and

Marshall Miller & Associates, Inc. 83

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

monitoring, vigilance, and routine mine ventilation. Methane is not expected to be present in most of the MWVS property.

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed.	2	3	6

22.2.8.5.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment and rapid extinguishment.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level P	Initial Risk Level C	Initial Risk Level R	Mitigation Measures	Residual Risk Level P	Residual Risk Level C	Residual Risk Level R
Mine fire at underground operation or plant stockpile fire.	Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment and extinguishment of spontaneous combustion locations.	1	4	4

Marshall Miller & Associates, Inc. 84

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

22.2.8.5.3 Ground Control

Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability.

Table 22-12: Ground Control (Risk 10)

			Initial Risk Level				Residual Risk Level		
Aspect	Impact	Control Measures	P	C	R	Mitigation Measures	P	C	R
Ground control issues cause roof failures, rib rolls, floor heave, etc.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration-based information; conservative pillar design.	4	3	12	Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions.	4	2	8

22.2.8.5.4 Availability of Supplies and Equipment

The industry has periodically experienced difficulty receiving timely delivery of mine supplies and equipment. Availability issues often accompanied increased periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

Table 22-13: Availability of Supplies and Equipment (Risk 11)

			Initial Risk Level				Residual Risk Level		
Aspect	Impact	Control Measures	P	C	R	Mitigation Measures	P	C	R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitor external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

MARSHALL MILLER & ASSOCIATES, INC. 85

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

22.2.8.5.5 Labor

Work stoppage due to labor protests are considered to be unlikely and accompanied by limited impact should it occur. Excellent employee relations and communications limit the exposure to outside protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning and training and training and mentorship of new employees.

Table 22-14: Labor – Work Stoppage (Risk 12)

			Initial Risk Level				Residual Risk Level		
Aspect	Impact	Control Measures	P	C	R	Mitigation Measures	P	C	R
Work stoppage due to slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications.	2	3	6	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	1	3	3

Table 22-15: Labor – Retirement (Risk 13)

			Initial Risk Level				Residual Risk Level		
Aspect	Impact	Control Measures	P	C	R	Mitigation Measures	P	C	R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

22.2.8.6 Comprehensive Health and Safety

While largely incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators.

MARSHALL MILLER & ASSOCIATES, INC. 86

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

Table 22-16: Health and Safety (Risk 14)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Failure to attain operations safety standards and associated occurrence of accidents.	Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures and fines; reputation loss.	Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews.	2	5	10	Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained.	2	3	6

22.2.8.7 *Refuse Disposal*

Having sufficient refuse disposal capacity is critical to strategic long-term mine development. Production delays can be caused by the lengthy process associated with identifying, designing and permitting future waste disposal areas.

Alpha's MWVS Business Unit is actively pursuing additional refuse storage areas to acquire and/or permit in order to support the LOM reserves for the Property.

Table 22-17: Refuse Disposal (Risk 15)

Aspect	Impact	Control Measures	Initial Risk Level P	C	R	Mitigation Measures	Residual Risk Level P	C	R
Failure to acquire and/or permit refuse storage areas to support reserves	Interruption of coal preparation plant operations and increased pressure on mine/plant raw coal storage capacities.	Plant design modifications to reduce refuse volumes produced; strategic property acquisition and design of future refuse storage areas.	4	5	20	Addition of plate frame filters in plant; identify, design and permit additional refuse facilities.	4	4	16

23 Recommendations

Alpha is continuing to work both internally and with outside assistance to continue to further define their Resource Base and to Optimize the LOM Plan.

24 References

Publicly available information from various State and Federal agencies was used where relevant.

MARSHALL MILLER & ASSOCIATES, INC. 87

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Mid-West Virginia Surface Business Unit
in Accordance with United States SEC Standards as of December 31, 2021
Central Appalachian Coal Basin
West Virginia, USA

JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatistics, The Blackburn Press Caldwell, New Jersey.

25 Reliance on Information Provided by Registrant

For the purpose of this TRS, MM&A utilized the Geological and Coal Quality data provided by Alpha. This information was subjected to verification of its integrity and completeness.

Historical productivity and operating costs were also supplied by Alpha. This information was combined with the experience and knowledge of the QP's to forecast the LOM plan.

Alpha supplied a long-term price forecast based on published benchmark pricing. This benchmark pricing was adjusted by Alpha to reflect the effects of quality and transportation borne after FOB plant costs were calculated.

A summary of the information provided by Alpha relied upon by MM&A for the purposes of this TRS is provided in *Table 25-1*.

Table 25-1: Information from Registrant Relied Upon by MM&A

Category	Information Provided by Alpha	Report Section
Legal	Mineral control and surface control rights as shown on maps	3.2, 3.3
Geological	Geologic data including digital databases and original source data including geologist logs, driller's logs, geophysical logs	9.1
Coal Quality	Database of coal quality information supplemented with original source laboratory sheets where available	10.1
Mining	Historical productivities and manpower from operating and future Alpha mines	13.2, 13.4
Coal Preparation	Flow sheet and other information representing current and future methods of coal processing	14.1
Marketing	Long-term price forecast and market placement by seam used in financial projections	16.2
Waste Disposal	Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal	17.2
Environmental	Permit and bonding information	17.3
Costs	Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling	18.2

MARSHALL MILLER & ASSOCIATES, INC. 88

APPENDIX

A

SUMMARY TABLES

Alpha Metallurgical Resources

2021 SEC Update - MWVS Business Unit

Summary of Coal Resource (Short Tons) • Effective December 31, 2021

Appendix A Table 1

Mine/Area	Seam	Coal Resource (Dry Tonnes, In Situ)											Quality (Dry Basis)		
		By Reliability Category					By Control Type		By Permit Status		By Market Type				
		Measured	Indicated	Total	Inferred	Grand Total	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Workman Creek Surface	Winifrede & Above	2,489,000	4,594,000	7,083,000	45,000	7,128,000	0	7,083,000	7,083,000	0	2,125,000	4,958,000	-	-	-
Sewell Mine	Sewell	0	21,254,000	21,254,000	0	21,254,000	13,652,000	7,603,000	0	21,254,000	0	21,254,000	-	-	-
Total		**2,489,000**	**25,848,000**	**28,337,000**	**45,000**	**28,382,000**	**13,652,000**	**14,686,000**	**7,083,000**	**21,254,000**	**2,125,000**	**26,213,000**	-	-	-

*Note(1): Resource tons are **exclusive** of reserve tons.*

Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.

Note (3): The Property contains 28.3 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2021.

Totals may not add due to rounding.

Workman Creek Surface is modeled as 55% direct-ship and 45% washed to mimic what Alpha is doing, however without any raw quality data for the surface seams a quality composite could not be prepared.

Sewell is classified as a indicated due to the lack of drilling and lack of quality.

Alpha Metallurgical Resources

2021 SEC Update - MWVS Business Unit

Summary of Coal Reserve (Short Tons) • Effective December 31, 2021

Appendix A Table 2

Mine	Seam	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)											Quality (Dry Basis)		
		By Reliability Category			By Mining Type		By Control Type		By Permit Status		By Market				
		Proven	Probable	Total	Surface	UG	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Workman Creek Surface		0	24,528,000	24,528,000	24,528,000	0	57,000	24,471,000	24,528,000	0	7,358,000	17,170,000	-	-	-
Workman Creek HWM		3,661,000	61,000	3,722,000	3,722,000	0	0	3,722,000	3,722,000	0	0	3,722,000	9	0.9	-
Kingston Surface		16,048,000	3,440,000	19,487,000	19,487,000	0	0	19,487,000	12,298,000	7,189,000	6,305,000	13,183,000	10	1.0	32
Kingston HWM		2,401,000	92,000	2,493,000	2,493,000	0	0	2,493,000	1,774,000	719,000	0	2,493,000	6	1.0	33
Sewell Mine	Sewell	0	9,091,000	9,091,000	0	9,091,000	526,000	8,564,000	0	9,091,000	0	9,091,000	5	0.8	22
Kingston 2	Douglas	488,000	233,000	721,000	0	721,000	82,000	640,000	642,000	79,000	0	721,000	6	1.0	-
Kingston 10	Douglas	540,000	156,000	697,000	0	697,000	0	697,000	367,000	330,000	0	697,000	6	1.0	-
Grand Total		**23,138,000**	**37,601,000**	**60,740,000**	**50,231,000**	**10,509,000**	**664,000**	**60,075,000**	**43,332,000**	**17,407,000**	**13,663,000**	**47,077,000**	-	-	-

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory data from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Raw quality and some volatile matter analysis not available for Workman Creek . Workman Creek surface reserves were priced at 60% High-Vol. A and 40% thermal product. Douglas seam volatile matter analysis not available. Douglas seam priced as a Mid-Vol. product, consistent with Kingston 2 production. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.

Totals may not add due to rounding.

Workman Creek Surface is modeled as 55% direct-ship and 45% washed to mimic what Alpha is doing, however without any raw quality data for the surface seams a quality composite could not be prepared.

CES129 MWVS Tables (2022-02-11).xlsx • MWVS ANR Reserve Report • 2/17/2022

Page 1 of 1

APPENDIX

B

MWVS SURFACE RESOURCES EXCLUSIVE OF RESERVES (PER TON)

Alpha Metallurgical Resources, Inc.

Initial Economic Assessment

MWVS Surface Resources Exclusive of Reserves (per Ton)

Appendix B

	Workman Creek (WIN & Above)	Sewell North UG
In-Place Resource Tons	7,127,590	21,254,462
Potentially Recoverable Tons*	5,763,738	5,883,873
Mining Method	Area	Deep - CM
Assumed Sales Realization at Plant**	$ 100	$ 120
Inital Capex Estimate to Access Resources***	$ 700,000	$ -
Total Direct Cash Costs*****	$ 38.30	$ 61.85
Transporation, Washing, Environmental & G&A Costs:		
Materials Handling	$ 1.50	$ 5.21
Coal Prep*****	$ 2.92	$ 1.50
Raw Coal Trucking*****	$ 3.75	$ 3.26
Clean Coal Trucking	$ 0.50	$ 1.25
Enviro******	$ 0.35	$ 0.35
G&A	$ 3.00	$ 1.80
Total Transporation, Washing, Environmental & G&A Costs:	**$ 12.02**	**$ 13.37**
Indirect Cash Costs		
Royalty	$ 8.25	$ 8.40
Black Lung Excise Tax	$ 0.25	$ 0.55
SMCRA	$ 0.28	$ 0.12
State Severance	$ 5.02	$ 6.00
Property Tax & Insurance	$ 0.70	$ 0.50
Total Indirect Cash Costs	**$ 14.50**	**$ 15.57**
Non Cash Costs		
Amoritiztion of Development Capital	$ 0.10	$ -
Depreciation of Initial Equipment and Sustaining Capital	$ 4.00	$ 5.00
Depletion	$ 1.00	$ 1.00
Total Non Cash	$ 5.10	$ 6.00
Total Cash Cost	**$ 64.82**	**$ 90.79**
EBITDA	**$ 35.18**	**$ 29.21**
Fully Loaded Cost	**$ 69.92**	**$ 96.79**
Fully Loaded P&L	**$ 30.08**	**$ 23.21**
Passes Resource Iniital Economic Assessment?	**YES**	**YES**

*Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages

**Sales relization represents recent historical thermal price.

***Initial development has already occurred.

****Labor rates, M&R, other operating supplies are driven based off of $2.25 per cubic yard.

*****Processing assumed to occur at Marfork Plant for Workman Creek tons and Mammoth Plant for Sewell tons.

******Environmental costs assumed to include permiting, outfall maintenance, etc.

MWVS Initial Economic Assessment Resources Exclusive of Reserves (CES129) 2-3-22.xlsx Page 1 of 1

APPENDIX

C

MAPS

Lower Winifrede and Above N Alpha Metallurgical Resources, LLC Map W-2 Mid-West Virginia - Workman Raleigh County, Virginia Coordinate System: West Virginia South State Plane NAD 27 4000 Scale In Feet 0 Data Point Location Controlled Surface Reserve / Resource as of 12/31/21 Previous Surface Mining Resource Exclusive of Reserve Upper Cilton A N Alpha Metallurgical Resources, LLC Map W-3 Mid-West Virginia - Workman Raleigh County, Virginia Coordinate System: West Virginia South State Plane NAD 27 4000 Scale In Feet 0 Data Point Location Controlled Surface Reserve / Resource as of 12/31/21 Contour / Area Reserve

Right Fork
Raines Fork
Creek
Davis Fork
Boyd
Lem Fork
Dry Creek
Sturgeon Fork
Stockinglag Fork
N

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-UCHIL-MCHILA.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve - Chilton Rider Highwall Miner Not Shown

0 4000
Scale In Feet

Map W-4

Mid-West Virginia - Workman
Upper Chilton Through Middle Chilton A

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Stover Fork
Right Fork
Raines Fork
Creek
Davis Fork
Boyd
Branch
Lem Fork
Dry Creek
Sturgeon Fork
Stockinglag Fork
Dry Creek
N

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-MCG-LCHIL.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve - Lower Hernshaw Highwall Miner Not Shown

0 5000
Scale In Feet

Map W-5

Mid-West Virginia - Workman
Middle Cedar Grove Through Lower Chilton

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Lem
Fork
Dry
Creek
Stockinglag
Fork
C L E A R F O R K

MARSHALL MILLER & ASSOCIATES®

CES129 Bluefield, VA 2/22
MWV-W-PEERUS-LCG.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve

0 4000
Scale In Feet

Map W-6

Mid-West Virginia - Workman
Peerless Upper Split and Lower Cedar Grove

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27



Lem
Fork
Dry
Creek
Stockinglag
Fork
C L E A R F O R K

MARSHALL MILLER & ASSOCIATES®

CES129 Bluefield, VA 2/22
MWV-W-PEERLS.dwg ko

- Data Point Location

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve

0 4000
Scale In Feet

Map W-7

Mid-West Virginia - Workman
Peerless Lower Split

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

CLEAR FORK
MOUNTAIN

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-L2GAS-PEERC.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-8
Mid-West Virginia - Workman
Lower 2 Gas through Peerless C

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27



CLEAR FORK
MOUNTAIN

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-K-POW.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-9
Mid-West Virginia - Workman
Powellton

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Stockinglog Fork
Dry Creek
CLEAR FORK

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-UEAGR2.dwg ko

- Data Point Location
- Previous Surface Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve

0 4000
Scale In Feet

Map W-10
Mid-West Virginia - Workman
Upper Eagle Rider 2 and Lower Powellton

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Stockinglog Fork
Dry Creek
CLEAR FORK

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-K-UEAG.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-11
Mid-West Virginia - Workman
Upper Eagle and Upper Eagle Rider

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

CLEAR FORK

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-EGREGA.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-12
Mid-West Virginia - Workman
Eagle Rider Eagle A

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27


CLEAR FORK

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-W-EAG.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-13
Mid-West Virginia - Workman
Eagle

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27

C L E A R F O R K

CES129 Bluefield, VA 2/22
MWV-W-LITEG.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 4000
Scale In Feet

Map W-14
Mid-West Virginia - Workman
Little Eagle

Alpha Metallurgical Resources, LLC
Raleigh County, Virginia
Coordinate System: West Virginia South State Plane NAD 27



Kingston Plant
East Kingston
Kingston
FAYETTE CO
RALEIGH CO
Skitter
Bishop
Fork
Mossy
Paint
Creek

CES129 Bluefield, VA 2/22
MWV-K-CB-STK.dwg ko

- Data Point Location

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve

0 3000
Scale In Feet

Map K-2
Mid-West Virginia - Kingston
Coalburg and Stockton

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Kingston Plant
Kingston
East Kingston
Mossy
Skitter
Creek
Kilburn
Bishop
Fork
Point
FAYETTE CO
RALEIGH CO
Mines
Mine

MARSHALL MILLER & ASSOCIATES®

CES129 Bluefield, VA 2/22
MWV-K-UWIN-LCB.dwg ko

● Data Point Location

Controlled Surface Reserve / Resource as of 12/31/21

Contour / Area Reserve

0 3000
Scale In Feet

Map K-3

Mid-West Virginia - Kingston
Upper Winifrede Through Lower Coalburg

Alpha Metallurgical Resources, LLC

Fayette and Raleigh Counties, Virginia

Coordinate System: West Virginia South State Plane NAD 27



Kingston Plant
Kingston
East Kingston
Mossy
Skitter
Creek
Kilburn
Bishop
Fork
Point
FAYETTE CO
RALEIGH CO
Mines
Mine

MARSHALL MILLER & ASSOCIATES®

CES129 Bluefield, VA 2/22
MWV-K-CHILR-LWIN.dwg ko

● Data Point Location

Controlled Surface Reserve / Resource as of 12/31/21

Contour / Area Reserve

HWM Reserve Chilton Rider - Chilton A, Chilton A Lower Split, Chilton A Upper Split and Upper Chilton A Highwall Miner Not Shown

0 3000
Scale In Feet

Map K-4

Mid-West Virginia - Kingston
Chilton Rider Through Lower Winifrede

Alpha Metallurgical Resources, LLC

Fayette and Raleigh Counties, Virginia

Coordinate System: West Virginia South State Plane NAD 27

Kingston Plant
East Kingston
Kingston
Mossy
FAYETTE CO
RALEIGH CO
Skitter
Creek
Bishop
Fork
Paint
Mines
Mine

- Data Point Location

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve - Upper Hernshaw Highwall Miner Not Shown

0 3000
Scale In Feet

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-K-LHRN-CHIL.dwg ko

Map K-5
Mid-West Virginia - Kingston
Lower Hernshaw Through Chilton

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27



Kingston Plant
East Kingston
Kingston
Mossy
FAYETTE CO
RALEIGH CO
Skitter
Creek
Bishop
Fork
Paint
Mines
Mine

- Data Point Location
- Previous Surface Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve - Upper Cedar Grove Upper and Lower Splits Highwall Miner Not Shown

0 3000
Scale In Feet

MARSHALL MILLER & ASSOCIATES

CES129 Bluefield, VA 2/22
MWV-K-MCG-UCGUS.dwg ko

Map K-6
Mid-West Virginia - Kingston
Middle Cedar Grove and Upper Cedar Grove Upper and Lower Splits

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Kingston Plant
Skitter
Creek
Kilburn
Kingston
East Kingston
Mossy
Mossy
Creek
Paint
Fork
Bishop
FAYETTE CO
RALEIGH CO
Artie
Mine

MARSHALL MILLER & ASSOCIATES®

CES129 Bluefield, VA 2/22

MWV-K-PEERLS-LCGUS.dwg ko

- Data Point Location
- Previous Surface Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 — 3000

Scale In Feet

Map K-7

Mid-West Virginia - Kingston

Peerless Lower and Upper Splits

Alpha Metallurgical Resources, LLC

Fayette and Raleigh Counties, Virginia

Coordinate System: West Virginia South State Plane NAD 27


Kingston Plant
Skitter
Creek
Kilburn
Kingston
East Kingston
Mossy
Mossy
Creek
Paint
Fork
Little Fork
Bishop
FAYETTE CO
RALEIGH CO
Mine

MARSHALL MILLER & ASSOCIATES®

CES129 Bluefield, VA 2/22

MWV-K-L2GAS-U2GAS.dwg ko

- Data Point Location
- Previous Surface / Underground Mining

Controlled Surface Reserve / Resource as of 12/31/21

- Contour / Area Reserve
- HWM Reserve

0 — 3000

Scale In Feet

Map K-8

Mid-West Virginia - Kingston

Lower and Upper 2 Gas

Alpha Metallurgical Resources, LLC

Fayette and Raleigh Counties, Virginia

Coordinate System: West Virginia South State Plane NAD 27

Kingston Plant
East Kingston
Kingston
Mossy
Skitter
Creek
Kilburn
Bishop
Fork
Point
Little Fork
FAYETTE CO
RALEIGH CO
Mine
Mines

Data Point Location
Previous Surface / Underground Mining
Controlled Surface Reserve / Resource as of 12/31/21
Contour / Area Reserve
HWM Reserve

0 3000
Scale In Feet

CES129 Bluefield, VA 2/22
MWV-W-K-POW.dwg ko

Map K-9

Mid-West Virginia - Kingston
Powellton

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27


Kingston Plant
East Kingston
Kingston
Mossy
Skitter
Creek
Kilburn
Bishop
Fork
Point
Little Fork
FAYETTE CO
RALEIGH CO
Mine
Mines

Data Point Location
Previous Surface / Underground Mining
Controlled Surface Reserve / Resource as of 12/31/21
Contour / Area Reserve

0 3000
Scale In Feet

CES129 Bluefield, VA 2/22
MWV-W-K-UEAG.dwg ko

Map K-10

Mid-West Virginia - Kingston
Upper Eagle Through Powellton Lower Split

Alpha Metallurgical Resources, LLC
Fayette and Raleigh Counties, Virginia
Coordinate System: West Virginia South State Plane NAD 27

Kingston Plant Eagle Lower Split Through Eagle Rider Eagle A N Alpha Metallurgical Resources, LLC Map K-11 Mid-West Virginia - Kingston Fayette and Raleigh Counties, Virginia Coordinate System: West Virginia South State Plane NAD 27 3000 Scale In Feet 0 Data Point Location Controlled Surface Reserve / Resource as of 12/31/21 Contour / Area Reserve Previous Surface / Underground Mining Final map located in Kingston Resoures office Final map located in Kingston Resoures office M.A.E. Mine SE No.6 M.A.E.SE No.7Mine Kingston No. 10 Area Kingston No. 2 Area 5000' Scale In Feet 0 Data Point Location Map UG-1 MWV Surface Douglas Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Reserve Previous Underground Mining N

1.5 Scale In Miles 0 Data Point Location Map UG-2 MWV Surface Sewell Seam Alpha Metallurgical Resource, LLC Raleigh & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Reserve Resource Exclusive of Reserve Previous Underground Mining N